As filed with the Securities and Exchange Commission on 21 September 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANHEUSER-BUSCH INBEV SA/NV

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of registrant’s name into English)

Belgium	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Brouwerijplein 1,

3000 Leuven, Belgium

Telephone: (32) 16 27 61 11

(Address and Telephone Number of Registrant’s Principal Executive Offices)

John Blood

Anheuser-Busch InBev Services, LLC

250 Park Avenue

New York, New York 10177

Telephone: (212) 573-4366

(Name, Address and Telephone Number of Agent for Service)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)

Copies to:

George H. White

Sullivan & Cromwell LLP

1 New Fetter Lane

London EC4A 1AN, United Kingdom

Tel. No: 011-44-20-7959-8900

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Guaranteed Debt Securities	(1)	(1)	(1)	(1)
Guarantees of Debt Securities	(2)	(2)	(2)	(2)

(1)

An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of the entire registration fee.

(2)	Pursuant to Rule 457(n), no separate fee for the Guarantees (as defined below) is payable.

TABLE OF CO-REGISTRANTS

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices
Anheuser-Busch InBev Worldwide Inc.*	Delaware, United States	2082	43-1162835	One Busch Place, St. Louis, Missouri 63118, U.S.A. Tel: +1 (314) 577-2000

Cobrew NV/SA	Belgium	2082	N/A	Brouwerijplein 1, 3000 Leuven, Belgium Tel: +32 16 27 61 11

BrandBrew S.A.	Luxembourg	2082	N/A	5 Parc d’Activité Syrdall, L-5365 Munsbach, Luxembourg Tel: +352 26 15 96

Anheuser-Busch Companies, Inc.	Delaware, United States	2082	43-1162835	One Busch Place, St. Louis, Missouri 63118, U.S.A. Tel: +1 (314) 577-2000

*	Anheuser-Busch InBev Worldwide Inc. is the issuer of the debt securities offered hereby. The other listed registrants are guarantors of the debt securities.

PROSPECTUS

Anheuser-Busch InBev Worldwide Inc.

Guaranteed Debt Securities

Fully and unconditionally guaranteed by

Anheuser-Busch InBev SA/NV

BrandBrew S.A.

Cobrew NV/SA

Anheuser-Busch Companies, Inc.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered.

We will give you the specific terms of the securities, and the manner in which they are offered, in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable prospectus supplement.

Anheuser-Busch InBev Worldwide Inc. may use this prospectus to offer from time to time guaranteed debt securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

We have not applied to list the debt securities on any securities exchange. However, we may apply to list any particular issue of debt securities on a securities exchange. If we choose to do so, we would disclose the listing of such debt securities in the applicable prospectus supplement. We are under no obligation to list any issued debt securities and may in fact not list any.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is 21 September 2010.

i

ABOUT THIS PROSPECTUS

In this prospectus, references to:

•

“we,” “us” and “our” are, as the context requires, to Anheuser-Busch InBev SA/NV or Anheuser-Busch InBev SA/NV and the group of companies owned and/or controlled by Anheuser-Busch InBev SA/NV (including Anheuser-Busch Companies, Inc., for all periods following the closing of the acquisition of Anheuser-Busch by InBev on 18 November 2008);

•	“Parent Guarantor” are to Anheuser-Busch InBev SA/NV;

•	“Issuer” are to Anheuser-Busch InBev Worldwide, Inc.;

•	“Guarantors” are to the Parent Guarantor and Subsidiary Guarantors;

•

“Subsidiary Guarantors” are to one or more of Anheuser-Busch Companies, Inc., BrandBrew S.A. and Cobrew NV/SA, which are providing additional guarantees of a particular series of debt securities, as indicated in the applicable prospectus supplement;

•	“AB InBev Group” are to Anheuser-Busch InBev SA/NV and the group of companies owned and/or controlled by Anheuser-Busch InBev SA/NV;

•	“InBev” or the “InBev Group” are to InBev SA/NV or InBev SA/NV and the group of companies owned and/or controlled by InBev SA/NV, as existing prior to the closing of the Anheuser-Busch acquisition;

•	“Anheuser-Busch” are to Anheuser-Busch Companies, Inc. and the group of companies owned and/or controlled by Anheuser-Busch Companies, Inc., as the context requires; and

Anheuser-Busch InBev Worldwide Inc. will be the issuer in an offering of debt securities. Anheuser-Busch InBev SA/NV will be the guarantor in an offering of debt securities of Anheuser-Busch InBev Worldwide Inc., which are referred to as guaranteed debt securities. The guaranteed debt securities may also be guaranteed by one or more of Anheuser-Busch Companies, Inc., BrandBrew S.A. and Cobrew NV/SA, as indicated in the applicable prospectus supplement. We refer to the guaranteed debt securities issued by Anheuser-Busch InBev Worldwide Inc. collectively as the debt securities or as the securities.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, the securities described by this prospectus may be sold in one or more offerings. Each time we offer securities under the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in any securities offered under this prospectus, you should read this prospectus and the applicable prospectus supplement together with the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

RISK FACTORS

Investing in the securities offered using this prospectus involves risk. We urge you to carefully review the risks described below, together with the risks described in the documents incorporated by reference into this prospectus and any risk factors included in the prospectus supplement, before you decide to buy our securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.

Risks Relating to Our Business

You should read “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended 31 December 2009 (the “Annual Report”), which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to our business.

Risks Relating to the Debt Securities

Since the Issuer and the Parent Guarantor are holding companies that conduct operations through subsidiaries, your right to receive payments on the debt securities and the Guarantees will be subordinated to the other liabilities of the Issuer’s subsidiaries and those of the Parent Guarantor who are not Subsidiary Guarantors.

The Parent Guarantor is organized as a holding company for our operations, and the Issuer is the holding company for Anheuser-Busch. As a result, substantially all of the Issuer’s and the Parent Guarantor’s operations are carried on through subsidiaries. The Issuer’s and the Parent Guarantor’s principal sources of income are the dividends and distributions the Issuer and Parent Guarantor receive from their respective subsidiaries. Following the completion of the acquisition of Anheuser-Busch, the Parent Guarantor has guaranteed all of the outstanding capital markets debt issued or guaranteed by Anheuser-Busch, any outstanding debt under the 2008 Senior Facilities Agreement (as defined in the Annual Report), the 2010 Facilities Agreements (as defined in the Annual Report) and may guarantee certain indebtedness of certain of its subsidiaries. The Parent Guarantor had guaranteed a total of USD 44.6 billion of debt as of 30 June 2010.

The Issuer’s and the Parent Guarantor’s ability to meet their financial obligations is dependent upon the availability of cash flows from their domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances, management fees and other payments. The Issuer’s and the Parent Guarantor’s subsidiaries and affiliated companies are not required and may not be able to pay dividends to the Issuer or the Parent Guarantor. Only certain of the Parent Guarantor’s subsidiaries may be guarantors of the debt securities. Unless specified in the applicable prospectus supplement for a particular series of debt securities, debt securities of that series will benefit from the guarantees of any of the Subsidiary Guarantors. Claims of the creditors of the Issuer’s or the Parent Guarantor’s subsidiaries who are not Subsidiary Guarantors have priority as to the assets of such subsidiaries over the claims of creditors of the Issuer or the Parent Guarantor. Consequently, holders will be structurally subordinated, on the Issuer’s or the Parent Guarantor’s insolvency, to the prior claims of the creditors of the Issuer’s or the Parent Guarantor’s subsidiaries who are not Subsidiary Guarantors.

The Guarantees to be provided by the Parent Guarantor and any of the Subsidiary Guarantors, will be subject to certain limitations that may affect the validity or enforceability of the Guarantees.

Enforcement of each Guarantee will be subject to certain generally available defenses. Local laws and defenses may vary, and may include those that relate to corporate benefit (ultra vires), fraudulent conveyance or transfer (actio pauliana), voidable preference, financial assistance, corporate purpose, subordination and capital maintenance or similar laws and concepts. They may also include regulations or defenses which affect the rights of creditors generally.

If a court were to find a Guarantee given by a Guarantor, or a portion thereof, void or unenforceable as a result of such local laws or defenses, or to the extent that agreed limitations on Guarantees apply (see “Description of Debt Securities and Guarantees—Guarantee Limitations”), Holders would cease to have any claim in respect of that Guarantor and would be creditors solely of the Issuer and any remaining Guarantors and, if payment had already been made under the relevant Guarantee, the court could require that the recipient return the payment to the relevant Guarantor.

Any Guarantee to be provided by BrandBrew S.A. is subject to certain limitations.

For the purposes of any Guarantee to be provided by BrandBrew S.A. (“BrandBrew”), the maximum aggregate liability of BrandBrew, BrandBrew’s Guarantee and as guarantor of the BrandBrew Guaranteed Facilities (as defined below) (excluding its Guarantee) shall not exceed an amount equal to the aggregate of (without double counting): (A) the aggregate amount of all moneys received by BrandBrew and its subsidiaries as a borrower or issuer under BrandBrew’s Guaranteed Facilities (as defined below); (B) the aggregate amount of all outstanding intercompany loans made to BrandBrew and its Subsidiaries by other members of the AB InBev Group which have been directly or indirectly funded using the proceeds of borrowings under BrandBrew’s Guaranteed Facilities; and (C) an amount equal to 100% of the greater of: (I) the sum of BrandBrew’s own capital (capitaux propres) and its subordinated debt (dettes subordonnées) (other than any subordinated debt already accounted above) (both as referred to in the Law of 2002) as reflected in BrandBrew’s then most recent annual accounts approved by the competent organ of BrandBrew (as audited by its réviseur d’entreprises (external auditor), if required by law); and (II) the sum of BrandBrew’s own capital (capitaux propres) and its subordinated debt (dettes subordonnées) (both as referred to in article 34 of the Law of 2002) as reflected in its filed annual accounts available as of the date of BrandBrew’s Guarantee.

In addition, the obligations and liabilities of BrandBrew under its Guarantee and under any of its Guaranteed Facilities shall not include any obligation which, if incurred, would constitute a breach of the provisions on financial assistance as defined by article 49-6 of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended, to the extent such or an equivalent provision is applicable to the relevant Luxembourg Guarantor.

Any Guarantees to be provided by the Subsidiary Guarantors (but not the Parent Guarantor) may be released in certain circumstances.

Each of the Subsidiary Guarantors may terminate its Guarantee in the event that (i) the relevant Subsidiary Guarantor is released from its guarantee of the Issuer’s 2010 Senior Facilities Agreement, or is no longer a guarantor thereunder and (ii) the aggregate amount of indebtedness for borrowed money for which the relevant Subsidiary Guarantor is an obligor (as a guarantor or borrower) does not exceed 10% of the consolidated gross assets of the Parent Guarantor as reflected in the balance sheet included in its most recent publicly released interim or annual consolidated financial statements. In addition, each Subsidiary Guarantor whose Guarantee is subject to the limitations described below under “Description of Debt Securities and Guarantees—Guarantee Limitations” may terminate its Guarantee in the event that under the rules, regulations or interpretations of the SEC such Subsidiary Guarantor determines that it would be required to include its financial statements in any registration statement filed with the SEC with respect to any series of notes or guarantees issued under the Indenture or in periodic reports filed with or furnished to the SEC (by reason of such limitations or otherwise). For more information see “Description of Debt Securities and Guarantees—Guarantees.”

In relation to any of our future periodic or other filings with the SEC, the rules and regulations of the SEC require that the Guarantees be “full and unconditional” obligations of each of the Subsidiary Guarantors; otherwise, in connection with such filing, separate financial statements of the Subsidiary Guarantors would be required to be filed as well. As discussed below under “Description of Debt Securities and Guarantees—Guarantee Limitations,” any Guarantee that is subject to limitations may be terminated or amended or modified in order to ensure compliance with the SEC’s rules and regulations and to ensure that separate financial statements of such Subsidiary Guarantor need not be provided. It may not be possible to amend the limitations on the Guarantees in a manner that would meet the SEC’s requirements for “full and unconditional” guarantees and be consistent with local law requirements for guarantees. For more information see “Description of Debt Securities and Guarantees—Guarantees.”

If the Guarantees by the Subsidiary Guarantors are released, the Issuer and the Parent Guarantor are not required to replace them, and the debt securities will have the benefit of fewer or no Subsidiary guarantees for the remaining maturity of the debt securities.

BrandBrew S.A., the Subsidiary Guarantor whose Guarantee is subject to limitations, accounted for less than 1% of the total consolidated EBITDA, as defined, of AB InBev Group for the six month period ended 30 June 2010 and approximately 5% of the total consolidated debt of AB InBev Group as of 30 June 2010.

Since the debt securities are unsecured, your right to receive payments may be adversely affected.

The debt securities that the Issuer is offering will be unsecured. The debt securities will not be subordinated to any of the Issuer’s other debt obligations, and therefore, they will rank equally with all its other unsecured and unsubordinated indebtedness. If the Issuer defaults on the debt securities or the Guarantors default on the Guarantees, or after bankruptcy, examinership, liquidation or reorganization, then, to the extent that the Issuer or the Guarantors have granted security over their assets, the assets that secure their debts will be used to satisfy the obligations under that secured debt before the Issuer or the Guarantors can make payment on the debt securities or the Guarantees. There may only be limited assets available to make payments on the debt securities or the Guarantees in the event of an acceleration of the debt securities. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness.

Your rights as a holder may be inferior to the rights of holders of debt securities issued under a different series pursuant to the indenture.

The debt securities are governed by documents called indentures, which are described below under the heading “Description of Debt Securities and Guarantees”. The Issuer may issue as many distinct series of debt securities under the indentures as it wishes. The Issuer may also issue series of notes under the indentures that provide holders of those notes with rights superior to the rights already granted or that may be granted in the future to holders of another series. You should read carefully the specific terms of any particular series of debt securities we may offer contained in the prospectus supplement relating to such debt securities.

Should the Guarantors default on their Guarantees, your right to receive payments on the Guarantees may be adversely affected by the insolvency laws of the jurisdiction of organization of the defaulting Guarantors.

The Parent Guarantor and Subsidiary Guarantors are organized under the laws of various jurisdictions, and it is likely that any insolvency proceedings applicable to a Guarantor would be governed by the law of its jurisdiction of organization. The insolvency laws of the various jurisdictions of organization of the Guarantors may vary as to treatment of unsecured creditors and may contain prohibitions on the Guarantors’ ability to pay any debts existing at the time of the insolvency.

Since the Parent Guarantor is a Belgian company, Belgian insolvency laws may adversely affect a recovery by the Holders of amounts payable under the debt securities.

There are two types of insolvency procedures under Belgian law: (i) the judicial restructuring (réorganisation judiciaire/gerechtelijke reorganisatie) procedure and (ii) the bankruptcy (faillite/faillissement) procedure, each of which is described below.

A proceeding for a judicial restructuring may be commenced if the continuation of the debtor’s business is, either immediately or in the future, at risk. The continuation of the debtor’s business is, in any event, deemed to be at risk if, as a result of losses, the debtor’s net assets have declined to less than 50% of its stated capital.

A request for a judicial restructuring is filed on the initiative of the debtor by a petition. The court can consider a preliminary suspension of payments during an initial period of six months, which can be extended by up to a maximum period of six months at the request of the company. In exceptional circumstances and in the interest of the creditors, there may be an additional extension of six months. In principle, during the initial suspension period, the debtor cannot be dissolved or declared bankrupt. However, the initial suspension period can be terminated if it becomes manifestly clear that the debtor will not be able to continue its business. Following early termination of the initial suspension period, the debtor can be dissolved or declared bankrupt. As a rule, creditors cannot enforce their rights against the debtor’s assets during the period of preliminary suspension of payments, except in the following circumstances: (i) failure by the debtor to pay interest or charges falling due in the course of the preliminary suspension period, (ii) failure by the debtor to pay any new debts (e.g., debts which have arisen after the date of the preliminary suspension of payments) or (iii) enforcement by a creditor of security (or certain netting arrangements and relating accelerated termination arrangements) pursuant to the Belgian Act of 15 December 2004 on financial collateral.

During the preliminary suspension period, the debtor must draw up a restructuring plan which must be approved by a majority of its creditors who were present at a meeting of creditors and whose aggregate claims represent over half of all outstanding claims of the debtor. The restructuring plan must have a maximum duration of five years. This plan will be approved by the court provided the plan does not violate the formalities required by the judicial restructuring legislation nor public policy. The plan will be binding on all creditors listed in the plan. Enforcement rights of creditors secured by certain types of in rem rights are not bound by the plan. Such creditors may, as a result, enforce their security from the beginning of the final suspension period. Under certain conditions, and subject to certain exceptions, enforcement by such creditors can be suspended for up to 24 months (as from the filing of the request for a judicial restructuring with the relevant court). Under further conditions, this period of 24 months may be extended by a further 12 months.

Any provision providing that an agreement would be terminated as the result of a debtor entering a judicial composition is ineffective, subject to exceptions set forth in the Belgian Act of 15 December 2004 on financial collateral.

The above essentially describes the so-called judicial restructuring by collective agreement of the creditors. The judicial restructuring legislation also provides for alternative judicial restructuring procedures, including (i) by amicable settlement between the debtor and two or more of its creditors and (ii) by court-ordered transfer of part or all of the debtor’s business.

A company which, on a sustained basis, has ceased to make payments and whose credit is impaired will be deemed to be in a state of bankruptcy. Within one month after the cessation of payments, the company must file for bankruptcy. If the company is late in filing for bankruptcy, its directors could be held liable for damages to creditors as a result thereof. Bankruptcy procedures may also be initiated on the request of unpaid creditors or on the initiative of the public prosecutor.

Once the court decides that the requirements for bankruptcy are met, the court will establish a date before which claims for all unpaid debts must be filed by creditors. A bankruptcy trustee will be appointed to assume the operation of the business and to organize a sale of the debtor’s assets, the distribution of the proceeds thereof to creditors and the liquidation of the debtor.

Payments or other transactions (as listed below) made by a company during a certain period of time prior to that company being declared bankrupt (the “suspect period”) (période suspecte/verdachte periode) can be voided for the benefit of the creditors. The court will determine the date of commencement and the duration of the suspect period. This period starts on the date of sustained cessation of payment of debts by the debtor. The court can only determine the date of sustained cessation of payment of debts if it has been requested to do so by a creditor proceeding for a bankruptcy judgment or if proceedings are initiated to that effect by the bankruptcy trustee or by any other interested party. This date cannot be earlier than six months before the date of the bankruptcy judgment, unless a decision to dissolve the company was made more than six months before the date of the bankruptcy judgment, in which case the date could be the date of such decision to dissolve the company. The ruling determining the date of commencement of the suspect period or the bankruptcy judgment itself can be opposed by third parties, such as other creditors, within 15 days following the publication of that ruling in the Belgian Official Gazette. The transactions which can or must be voided under the bankruptcy rules for the benefit of the bankrupt estate include (i) any transaction entered into by a Belgian company during the suspect period if the value given to creditors significantly exceeded the value the company received in consideration, (ii) any transaction entered into by a company which has stopped making payments if the counterparty to the transaction was aware of the suspension of payments, (iii) security interests granted during the suspect period if they intend to secure a debt which existed prior to the date on which the security interest was granted, (iv) any payments (in whatever form, i.e. money or in kind or by way of set-off) made during the suspect period of any debt which was not yet due, as well as all payments made during the suspect period other than with money or monetary instruments (i.e. checks, promissory notes, etc.) and (v) any transaction or payment effected with fraudulent intent irrespective of its date.

Following a judgment commencing a bankruptcy proceeding, enforcement rights of individual creditors are suspended (subject to exceptions set forth in the Belgian Act of 15 December 2004 on financial collateral). Creditors secured by in rem rights, such as share pledges, will regain their ability to enforce their rights under the security after the bankruptcy trustee has verified the creditors’ claims.

The debt securities lack a developed trading market, and such a market may never develop. The trading price for the debt securities may be adversely affected by credit market conditions.

Unless specified in the applicable prospectus supplement, the Issuer does not intend to list the debt securities on any securities exchange. There can be no assurance that an active trading market will develop for the debt securities, nor any assurance regarding the ability of holders to sell their debt securities or the price at which such holders may be able to sell their debt securities, even if we were to list a particular issue of debt securities on a securities exchange. If a trading market were to develop, the debt securities could trade at prices that may be higher or lower than the initial offering price depending on many factors, including, among other things, prevailing interest rates, the Issuer’s or the Parent Guarantor’s financial results, any decline in the Issuer’s or the Parent Guarantor’s creditworthiness and the market for similar securities. The trading market for the debt securities will be affected by general credit market conditions, which in recent periods have been marked by significant volatility and price reductions, including for debt issued by investment-grade companies.

Any underwriters, broker-dealers or agents that participate in the distribution of the debt securities may make a market in the debt securities as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the debt securities or that an active public market for the debt securities will develop. See “Plan of Distribution”.

As a foreign private issuer in the United States, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC.

As a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Accordingly, there may be less publicly available information concerning us than there is for U.S. public companies.

Risks Relating to Debt Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency

If you intend to invest in non-U.S. dollar debt securities—e.g., debt securities whose principal and/or interest are payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency—you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

An investment in non-U.S. dollar debt securities involves currency-related risks.

An investment in non-U.S. dollar debt securities entails significant risks that are not associated with a similar investment in debt securities that are payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in currency exchange rates can be volatile and unpredictable

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in debt securities denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the debt securities, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the debt securities to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government policy can adversely affect currency exchange rates and an investment in non-U.S. dollar debt securities.

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar debt securities is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for non-U.S. dollar debt securities or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the debt securities as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a debt security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. dollar debt securities may permit us to make payments in U.S. dollars or delay payment if we are unable to obtain the specified currency.

Debt securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the debt securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described under “Description of Debt Securities and Guarantees”. A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on debt securities payable in that currency.

We will not adjust non-U.S. debt dollar securities to compensate for changes in currency exchange rates.

Except as described above, we will not make any adjustment or change in the terms of non-U.S. dollar debt securities in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently investors in non-U.S. dollar debt securities will bear the risk that their investment may be adversely affected by these types of events.

In a lawsuit for payment on non-U.S. dollar debt securities, an investor may bear currency exchange risk.

Our debt securities will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a debt security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar debt security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information about exchange rates may not be indicative of future exchange rates.

If we issue non-U.S. dollar securities, we may include in the applicable prospectus supplement a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular security.

Determinations made by the exchange rate agent.

All determinations made by the exchange rate agent will be made in its sole discretion (except to the extent expressly provided in this prospectus or in the applicable prospectus supplement that any determination is subject to approval by us). In the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us. The exchange rate agent will not have any liability for its determinations.

Additional risks, if any, specific to particular debt securities issued under this prospectus will be detailed in the applicable prospectus supplements.

FORWARD-LOOKING STATEMENTS

This prospectus, including documents that are filed with the SEC and incorporated by reference herein, and the related prospectus supplement, may contain statements that include the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “may” or similar expressions that are forward-looking statements. These statements are subject to certain risks and uncertainties. Actual results may differ materially from those suggested by these statements due to, among others, the risks or uncertainties listed below. See also “Risk Factors” for further discussion of risks and uncertainties that could impact our business.

These forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict, that may cause actual results or developments to differ materially from any future results or developments expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others:

•	greater than expected costs (including taxes) and expenses, including in relation to the integration of acquisitions such as the Anheuser-Busch acquisition;

•	the risk of unexpected consequences resulting from acquisitions, including the Anheuser-Busch acquisition;

•	our expectations with respect to expansion, projected asset divestitures, premium growth, accretion to reported earnings, working capital improvements and investment income or cash flow projections;

•	lower than expected revenue;

•	greater than expected customer losses and business disruptions following the Anheuser-Busch acquisition;

•	difficulties in maintaining relationships with employees;

•	limitations on our ability to contain costs and expenses;

•

local, regional, national and international economic conditions, including the risks of a global recession or a recession in one or more of our key markets, and the impact they may have on us and our customers and our assessment of that impact;

•

the monetary and interest rate policies of central banks, in particular the European Central Bank, the Board of Governors of the U.S. Federal Reserve System, the Bank of England, and other central banks;

•	continued availability of financing and our ability to achieve our targeted coverage and debt levels and terms;

•	market risks, such as interest rate risk, foreign exchange rate risk, commodity risk, asset price risk, equity market risk, inflation or deflation;

•	our ability to continue to introduce competitive new products and services on a timely, cost-effective basis;

•	the effects of competition and consolidation in the markets in which we operate, which may be influenced by regulation, deregulation or enforcement policies;

•	changes in pricing environments;

•	volatility in commodity prices;

•	regional or general changes in asset valuations;

•	tax consequences of restructuring and our ability to optimize our tax rate;

•	changes in consumer spending;

•	the outcome of pending and future litigation and governmental proceedings;

•	changes in government policies;

•

changes in applicable laws, regulations and taxes in jurisdictions in which we operate including the laws and regulations governing our operations, as well as actions or decisions of courts and regulators;

•	natural and other disasters;

•	any inability to economically hedge certain risks;

•	inadequate impairment provisions and loss reserves;

•	technological changes; and

•	our success in managing the risks involved in the foregoing.

Certain of the cost savings and synergies information related to the Anheuser-Busch acquisition set forth in “Item 4. Information on the Company—B. Strengths and Strategy—Strengths” of the 2009 Annual Report on Form 20-F incorporated by reference herein constitute forward-looking statements and may not be representative of the actual cost savings and synergies that will result from the Anheuser-Busch acquisition. Such information included in this prospectus reflects potential opportunities for savings and synergies identified by us based on estimates and assumptions that are inherently subject to significant uncertainties which are difficult to predict, and accordingly there can be no assurance that these cost savings and synergies will be realized. The statements relating to the synergies, cost savings and business growth opportunities we expect to continue to achieve following the Anheuser-Busch acquisition are based on assumptions. However, these expected synergies, cost savings and business growth opportunities may not be achieved. There can be no assurance that we will be able to continue to implement successfully the strategic and operational initiatives that are intended.

Our statements regarding market risks, including interest rate risk, foreign exchange rate risk, commodity risk, asset price risk, equity market risk, inflation and deflation, are subject to uncertainty. For example, certain market risk disclosures are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and, as a result, actual future gains and losses could differ materially from those that have been estimated.

We caution that the forward-looking statements in this prospectus are further qualified by the risks described above in “Risk Factors”, elsewhere in this prospectus, or in the 2009 Annual Report on Form 20-F incorporated by reference herein, that could cause actual results to differ materially from those in the forward-looking statements. Subject to our obligations under Belgian and U.S. law in relation to disclosure and ongoing information, we undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means we can disclose important information to you by referring you to those documents. The most recent information that we file with the SEC automatically updates and supersedes earlier information.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s internet site, as discussed below.

We filed our Annual Report on Form 20-F for the fiscal year ended 31 December 2009 (the “Annual Report”) with the SEC on 15 April 2010. We are incorporating the Annual Report by reference into this prospectus. We are also incorporating by reference into this prospectus the information under the heading “Anheuser-Busch Companies. Inc. Historical Financial Information” contained in our Registration Statement on Form 20-F filed with the SEC on 14 September 2009. We are further incorporating by reference our Report on Form 6-K furnished to the SEC on 12 July 2010 regarding the arbitration panel’s confirmation of Anheuser-Busch InBev’s position in its arbitration with Grupo Modelo and our Report on Form 6-K furnished to the SEC on 8 September 2010, regarding AB InBev’s Unaudited Interim Report for the six-month period ended 30 June 2010.

In addition, we will incorporate by reference into this prospectus all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above which we have incorporated in this prospectus by reference. You should direct your requests to Anheuser-Busch InBev SA/NV, Brouwerijplein 1, 3000 Leuven, Belgium (telephone: +32 (0)1 627 6111).

ANHEUSER-BUSCH INBEV SA/NV

We are the world’s largest brewing company by volume, and one of the world’s five largest consumer products companies. As a consumer-centric, sales-driven company, we produce, market, distribute and sell a strong, balanced portfolio of well over 200 beer brands. These include global flagship brands Budweiser, Stella Artois and Beck’s; multi-country brands such as Leffe and Hoegaarden; and many “local champions” such as Bud Light, Skol, Brahma, Quilmes, Michelob, Harbin, Sedrin, Klinskoye, Sibirskaya Korona, Chernigivske and Jupiler. We also produce and distribute soft drinks, particularly in Latin America.

Our brewing heritage and quality are rooted in brewing traditions that originate from the Den Hoorn brewery in Leuven, Belgium, dating back to 1366, and those of Anheuser & Co. brewery, established in 1852 in St. Louis, U.S.A. As of 31 December 2009, we employed approximately 116,000 people, with operations in 23 countries across the world. Given the breadth of our operations, we are organized along seven business zones or segments: North America, Latin America North, Latin America South, Western Europe, Central & Eastern Europe, Asia Pacific and Global Export & Holding Companies. The first six correspond to specific geographic regions in which our operations are based. As a result, we have a global footprint with a balanced exposure to developed and developing markets and production facilities spread across our six geographic regions.

On 18 November 2008, we completed our combination with Anheuser-Busch, the largest brewer of beer and other malt beverages in the United States. Following completion of the Anheuser-Busch acquisition, we have significant brewing operations within our North America business zone. The North America business zone accounted for 33.0% of our consolidated volumes for the year ended 31 December 2009 as compared to 9.3% of our actual consolidated volumes for the year ended 31 December 2008, and 4.8% of our actual consolidated volumes for the year ended 31 December 2007. Through the Anheuser-Busch acquisition, we acquired a number of subsidiaries that conduct various other business operations, including one of the largest theme park operators in the United States, a major manufacturer of aluminum cans and one of the largest recyclers of aluminum cans in the United States by weight. The theme park operations and a part of the beverage can and lid operations were sold during 2009.

We also have significant exposure to fast-growing emerging markets in Latin America North (which accounted for 26.9% of our consolidated volumes in the year ended 31 December 2009), Asia Pacific (which accounted for 12.8% of our consolidated volumes in the year ended 31 December 2009) and Latin America South (which accounted for 8.2% of our consolidated volumes in the year ended 31 December 2009).

Our 2009 volumes (beer and non-beer) were 409 million hectoliters and our revenue amounted to USD 36.8 billion.

ANHEUSER-BUSCH INBEV WORLDWIDE INC., AND THE SUBSIDIARY GUARANTORS

The Issuer of the debt securities, under the name of InBev Worldwide S.à.r.l, was incorporated on 9 July 2008 as a private limited liability company (société à responsabilité limitée) under the Luxembourg act dated 10 August 1915 on commercial companies, as amended. On 19 November 2008, the Issuer was domesticated as a corporation in the State of Delaware in accordance with Section 388 of the Delaware General Corporation Law and, in connection with such domestication, changed its name to Anheuser-Busch InBev Worldwide Inc. The Issuer complies with the laws and regulations of the State of Delaware regarding corporate governance. The Issuer’s registered office is located at 1209 Orange Street, Wilmington, Delaware 19801.

Anheuser-Busch InBev SA/NV will guarantee the debt securities, on an unconditional, full and irrevocable basis. In addition, one or more of BrandBrew S.A., Cobrew NV/SA and Anheuser-Busch Companies, Inc., which are direct or indirect subsidiaries of Anheuser-Busch InBev SA/NV, may, as specified in the applicable prospectus supplement, jointly and severally guarantee the debt securities of a particular series, on an unconditional, full and irrevocable basis, subject to certain limitations described in “Description of the Debt Securities and Guarantees”. In addition, such subsidiaries are guarantors of the Anheuser-Busch InBev Worldwide Inc.’s $17.2 billion 2010 Senior Facilities Agreement and Anheuser-Busch InBev Worldwide Inc.’s January 2009 Notes (the “January Notes”), May 2009 Notes (the “May Notes”), October 2009 Notes (the “October Notes”), March 2010 Notes (the “March Notes”) and Euro Medium-Term Notes, as each are described in the Annual Report under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources”.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from any sales by us of the securities offered under this prospectus and an accompanying prospectus supplement to provide additional funds for general corporate purposes. We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus or in the prospectus supplemental relating to a specific offering.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets out our ratios of earnings to fixed charges for the six months ended 30 June 2010 and each of the five years ended 31 December 2009, 2008, 2007, 2006 and 2005 calculated in accordance with International Financial Reporting Standards (“IFRS”).

	Six Months ended 30 June	Year ended 31 December
	2010	2009	2008	2007	2006	2005
	(USD million)
	(unaudited)	(audited)				(unaudited)
Earnings:
Profit from operations before taxes and share of results of associates	2,937	7,150	3,740	5,054	3,332	2,244
Add: Fixed charges (below)	2,421	5,014	1,965	1,035	860	941
Less: Interest Capitalized (below)	9	4	-	-	-	-

Total earnings	5,349	12,160	5,705	6,089	4,192	3,185

Fixed charges:
Interest expense and similar charges	2,105	4,394	1,761	926	771	849
Accretion expense	268	526	127	49	30	23
Interest capitalized	9	4	-	-	-	-
Estimated interest portion of rental expense	39	90	77	60	59	69

Total fixed charges	2,421	5,014	1,965	1,035	860	941

Ratio of earnings to fixed charges	2.21	2.43	2.90	5.88	4.87	3.38

The ratio of earnings to fixed charges represents the number of times fixed charges are covered by earnings. For the purposes of computing this ratio, earnings consist of profit from operations before taxes and share of results of associates, plus fixed charges, minus interest capitalized during the period. Fixed charges consist of interest and accretion expense, interest on finance lease obligations, interest capitalized, plus one-third of rent expense on operating leases, estimated by the company as representative of the interest factor attributable to such rent expense.

The Parent Guarantor did not have any preferred stock outstanding and did not pay or accrue any preferred stock dividends during the periods presented above.

CAPITALIZATION AND INDEBTEDNESS

The following table shows our cash and cash equivalents and capitalization as of 31 July 2010. You should read the information in this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report and our audited consolidated financial statements and the accompanying notes included in the Annual Report.

As of 31 July 2010
(USD million, unaudited)
Cash and cash equivalents, less bank overdrafts	4,918

Current interest-bearing liabilities
Secured bank loans	26
Unsecured bank loans	2,250
Unsecured bond issues	442
Unsecured other loans	106
Finance lease liabilities	6

Non-current interest-bearing liabilities
Secured bank loans	61
Unsecured bank loans	12,724
Unsecured bond issues	31,757
Secured other loans	6
Unsecured other loans	89
Finance lease liabilities	112

Total interest-bearing liabilities	47,579

Equity attributable to our equity holders	32,294
Non-controlling interests	3,418

Total Capitalization:	83,291

LEGAL OWNERSHIP

Street Name and Other Indirect Holders. Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in “street name”.

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. An investor who holds debt securities in street name should check with the investor’s own intermediary institution to find out:

•	how it handles debt securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s debt securities registered in the investor’s own name so the investor can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “—Legal Ownership—Street Name and Other Indirect Holders”. If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select. In addition, we require that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described in the section “Global Securities” occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable prospectus supplement indicates otherwise, each series of debt securities will be issued only in the form of global securities.

Global Securities

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

Investors in securities that are issued only in the form of global securities should be aware that:

•	they cannot get securities registered in their own name;

•	they cannot receive physical certificates for their interests in securities;

•

they will be a street name holder and must look to their own bank or broker for payments on the securities and protection of their legal rights relating to the securities, as explained earlier under “Legal Ownership—Street Name and Other Indirect Holders”;

•	they may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•

the depositary’s policies will govern payments, transfers, exchange and other matters relating to their interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•

the depositary will require that interests in a global security be purchased or sold within its system using same-day funds. By contrast, payment for purchases and sales in the market for corporate bonds and other securities is generally made in next-day funds. The difference could have some effect on how interests in global securities trade, but we do not know what that effect will be.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in a global security transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the sections entitled “Legal Ownership—Street Name and Other Indirect Holders; Direct Holders”.

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary; and

•	when an Event of Default has occurred and has not been cured. Defaults are discussed below under “Description of Debt Securities and Guarantees—Events of Default”.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description, “holders” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the sub-section entitled “—Legal Ownership—Street Name and Other Indirect Holders”.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following is a summary of the general terms of the debt securities. It sets forth possible terms and provisions for each series of debt securities. Each time that we offer debt securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

Because this section is a summary, it does not describe every aspect of the debt securities in detail. As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by documents called indentures. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture, any supplement to the relevant indenture and each series of debt securities. We may issue as many distinct series of debt securities under the indenture as we wish. We may also from time to time without the consent of the holders of the debt securities create and issue further debt securities having the same terms and conditions as debt securities of an already issued series so that the further issue is consolidated and forms a single series with that series. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.

General

Anheuser-Busch InBev SA/NV will, and Anheuser-Busch Companies, Inc., BrandBrew S.A. and Cobrew NV/SA may, act as guarantors of the debt securities issued under the indentures. The guarantors of each series of debt securities will be, specified in the applicable prospectus supplement and pricing agreement relating to the series. The guarantee is described under “Guarantee” below. The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture, the debt securities and the guarantees are governed by New York law. A copy of the indenture is filed with the SEC as an exhibit to our registration statement. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” for information on how to obtain a copy.

The indentures do not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series. We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any such debt securities.

In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the pricing agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement.

The prospectus supplement will indicate for each series of debt securities:

•	the title of the debt securities;

•	any guarantors of the debt securities (in addition to Anheuser-Busch InBev SA/NV);

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom any interest on a debt security of the series will be payable if other than the person in whose name the security is registered;

•	the date or dates on which we will pay the principal of the series of debt securities;

•

the rate or rates at which any debt securities of the series will bear interest, the date or dates from which any such interest will accrue, the interest payment dates on which such interest will be payable, and the regular record date for any such interest payable;

•	the place or places where the principal of and any premium and interest on any debt securities of the series will be payable;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any of the debt securities of the series may be redeemed, in whole or in part, at the option of the Issuer;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;

•	the denominations in which the series of debt securities will be issuable if in other than denominations of $1,000;

•	the manner in which the amount of principal of or any premium or interest on any debt securities will be determined if the such amount may be determined with reference to an index or other formula;

•

the currency of payment of principal, premium, if any, and interest on the series of debt securities if other than the currency of the United States of America and the manner of determining the equivalent amount in the currency of the United States of America;

•

if any payment on the debt securities of that series will be made, at our option or your option, in any currency other than in the currency in which the debt securities state that they will be payable, the terms and conditions regarding how that election shall be made;

•	if less than the entire principal amount is payable upon a declaration of acceleration of the maturity, that portion of the principal which is payable;

•

if the principal amount payable at the “Stated Maturity” of any debt securities is not determinable prior to such date, the amount which will be deemed to be the principal amount of such debt securities as of any such date;

•	the applicability of the provisions described below under “—Discharge and Defeasance”;

•

if the series of debt securities will be issuable in whole or part in the form of a global security as described later under “Legal Ownership—Global Securities”, the form of any legends to be borne by such global security, the depositary or its nominee with respect to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•	any additions to or changes in the covenants and the events of default described later under “—Events of Default”; and

•	any other terms of the series of debt securities that are not inconsistent with the provisions of the indenture.

Debt securities may bear interest at a fixed rate or a floating rate or we may sell debt securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated

principal amount (“Discount Securities”). The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to Discount Securities or to debt securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

Holders of debt securities have no voting rights except as explained below under “—Modification and Amendment” and “—Events of Default”.

Principal Amount, Stated Maturity and Maturity

The principal amount of a series of debt securities means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt securities is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your debt securities. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

Amounts that become due and payable on your debt securities in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in the applicable prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency”. The specified currency for your debt securities will be U.S. dollars, unless the applicable prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to the trustee, unless other arrangements have been made between you and us. We will make payments on your debt securities in the specified currency, except as described below in “—Additional Mechanics—Payment and Paying Agents”. See “Risk Factors—Risks Relating to Debt Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” above for more information about risks of investing in debt securities of this kind.

Form of Debt Securities

We will issue debt securities in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities above under “—Legal Ownership”.

In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement.

Type of Security

We may issue any of the three types of debt securities described below. A debt security may have elements of each of the three types of debt securities described below. For example, a debt security may bear interest at a fixed rate for some periods and at a variable rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or variable rate.

Fixed Rate Debt Securities

A series of debt securities of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. The prospectus supplement relating to original issue discount securities will describe special considerations applicable to them.

Each series of fixed rate debt securities, except any zero coupon debt securities, will bear interest from their original issue date or from the most recent date to which interest on the debt securities have been paid or made available for payment. Interest will accrue on the principal of a series of fixed rate debt securities at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt securities are converted or exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on a series of fixed rate debt securities on the basis of a 360-day year of twelve 30-day months, unless the applicable prospectus supplement provides that we will compute interest on a different basis. We will pay interest on each interest payment date and at maturity as described below under “—Additional Mechanics—Payment and Paying Agents”.

Variable Rate Debt Securities

A series of debt securities of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt securities are variable rate debt securities, the formula and any adjustments that apply to the interest rate will be specified in the applicable prospectus supplement.

Each series of variable rate debt securities will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a series of variable rate debt securities at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “—Additional Mechanics—Payment and Paying Agents”.

Calculation of Interest. Calculations relating to a series of variable rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular series of variable rate debt securities will name the institution that we have appointed to act as the calculation agent for that particular series as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

For a series of variable rate debt securities, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the variable rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

Upon the request of the holder of any variable rate debt security, the calculation agent will provide for that debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a series of variable rate debt securities will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541 percent (or .09876541) being rounded down to 9.87654 percent (or .0987654) and 9.876545 percent (or .09876545) being rounded up to 9.87655 percent (or .0987655). All amounts used in or resulting from any calculation relating to a series of variable rate debt securities will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a particular series of variable rate debt securities during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant variable rate debt securities and its affiliates.

Indexed Debt Securities

A series of debt securities of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

If you are a holder of indexed debt securities, you may receive an amount at maturity (including upon acceleration following an event of default) that is greater than or less than the face amount of your debt securities depending upon the formula used to determine the amount payable and the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

A series of indexed debt securities may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. A series of indexed debt securities may also provide that the form of settlement may be determined at our option or at the holder’s option.

If you purchase an indexed debt security, the applicable prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. See “Risk Factors— Risks Relating to Indexed Debt Securities” for more information about risks of investing in debt securities of this type.

Original Issue Discount Debt Securities

A fixed rate debt security, a variable rate debt security or an indexed debt security may be an original issue discount debt security. A series of debt securities of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See “Taxation—United States Taxation of Debt Securities—United States Holders—Original Issue Discount” for a brief description of the U.S. federal income tax consequences of owning an original issue discount debt security.

Guarantee

Each debt security will benefit from an unconditional, full and irrevocable guarantee by the Parent Guarantor. One or more of the following Subsidiary Guarantors, which are subsidiaries of the Parent Guarantor, may, along with the Parent Guarantor, jointly and severally guarantee the debt securities on a full, unconditional and irrevocable basis:

•	BrandBrew S.A.;

•	Cobrew NV/SA; and

•	Anheuser-Busch Companies, Inc.

The Subsidiary Guarantors, if any, for any particular series of debt securities will be specified in the applicable prospectus supplement.

Each guarantee to be provided is referred to as a “Guarantee” and collectively, the “Guarantees;” the subsidiaries of the Parent Guarantor providing Guarantees are referred to as the “Subsidiary Guarantors” and the Parent Guarantor and Subsidiary Guarantors collectively are referred to as the “Guarantors.”

All such Guarantees are set forth in the Indenture, or a supplement thereto. The Guarantees provided by several of the Guarantors will be subject to certain limitations set forth below under “—Guarantee Limitations.”

Under the Guarantees, the Guarantors will guarantee to each Holder the due and punctual payment of any principal, accrued and unpaid interest (and all Additional Amounts, if any) due under the debt securities in accordance with the Indenture. Each Guarantor will also pay Additional Amounts (if any) in respect of payments under its Guarantee. The Guarantees will be the full, direct, unconditional, unsecured and unsubordinated general obligations of the Guarantors. The Guarantees will rank pari passu among themselves, without any preference of one over the other by reason of priority of date of issue or otherwise, and at least equally with all other unsecured and unsubordinated general obligations of the Guarantors from time to time outstanding.

Each of the Subsidiary Guarantors shall be entitled to terminate its Guarantee, and the Trustee shall execute a release and termination agreement effecting such termination, in the event that at the time its Guarantee of the debt securities is terminated, (i) the relevant Subsidiary Guarantor is released from its guarantee of the Issuer’s 2008 Senior Facilities Agreement and the Issuer’s 2010 Senior Facilities Agreement, or is no longer a guarantor under either facility and (ii) the aggregate amount of indebtedness for borrowed money for which the relevant Guarantor is an obligor (as a guarantor or borrower) does not exceed 10% of the consolidated gross assets of the Parent Guarantor as reflected in the balance sheet included in its most recent publicly released interim or annual consolidated financial statements. For purposes of this clause, the amount of a Guarantor’s indebtedness for borrowed money shall not include (A) the debt securities (or the January Notes, the May Notes, October Notes or March Notes), (B) any other debt the terms of which permit the termination of the Guarantor’s guarantee of such debt under similar circumstances, as long as such Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the debt securities, and (C) any debt that is being refinanced at substantially the same time that the Guarantee of the debt securities is being released, provided that any obligations of the Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the Guarantor’s indebtedness for borrowed money.

In addition, BrandBrew, whose guarantee is subject to certain limitations described below shall be entitled to terminate its Guarantee, and the Trustee shall execute a release and termination agreement effecting such termination, with respect to any or all series of the notes issued under the Indenture, in the event that BrandBrew determines that under the rules, regulations or interpretations of the SEC it would be required to include its financial statements in any registration statement filed with the SEC with respect to any series of notes or guarantees issued under the Indenture or in periodic reports filed with or furnished to the SEC (by reason of such limitations or otherwise). Furthermore, BrandBrew will be entitled to amend or modify by execution of an indenture supplemental to the Indenture the terms of its Guarantee or the limitations applicable to its Guarantee, as set forth below, in any respect reasonably deemed necessary by BrandBrew to meet the requirements of Rule 3-10 under Regulation S-X under the Securities Act (or any successor or similar regulation or exemption) in order for financial statements of such Subsidiary Guarantor not to be required to be included in any registration statement or in periodic reports filed with or furnished to the SEC.

Supplemental Information on Subsidiary Guarantors

BrandBrew S.A., whose Guarantees are subject to the limitations described below under “—Guarantee Limitations,” accounted for less than 1% of the total consolidated EBITDA, as defined, of AB InBev Group for the six month period ended 30 June 2010 and approximately 5% of the total consolidated debt of AB InBev Group as of 30 June 2010.

Guarantee Limitations

BrandBrew S.A.

Notwithstanding anything to the contrary in the Guarantee provided by BrandBrew S.A., the maximum aggregate liability of BrandBrew S.A. under its Guarantee and as a guarantor of the BrandBrew Guaranteed Facilities (excluding its Guarantee) shall not exceed an amount equal to the aggregate of (without double counting):

(1)	the aggregate amount of all moneys received by BrandBrew S.A. and the BrandBrew Subsidiaries as a borrower or issuer under the BrandBrew Guaranteed Facilities;

(2)

the aggregate amount of all outstanding intercompany loans made to BrandBrew S.A. and the BrandBrew Subsidiaries by other members of the AB InBev Group which have been directly or indirectly funded using the proceeds of borrowings under the BrandBrew Guaranteed Facilities; and

(3)	an amount equal to 100% of the greater of:

a.

the sum of BrandBrew S.A.’s own capital (capitaux propres) and its subordinated debt (dettes subordonnées) (other than any subordinated debt already accounted for under (B) above) (both as referred to in article 34 of the Luxembourg law 19 December 2002 on the commercial register and annual accounts, as amended (the “Law of 2002”) as reflected in BrandBrew S.A.’s most recent annual accounts approved by the competent organ of BrandBrew S.A. (as audited by its réviseur d’entreprises (external auditor), if required by law); and

b.

the sum of BrandBrew S.A.’s own capital (i) and its subordinated debt (dettes subordonnées) (both as referred to in article 34 of the Law of 2002) as reflected in its filed annual accounts available as of the date of its Guarantee.

For the avoidance of doubt, the limitation on the Guarantee provided by BrandBrew S.A. shall not apply to any Guarantee by BrandBrew S.A. of any obligations owed by the BrandBrew Subsidiaries under the BrandBrew Guaranteed Facilities.

In addition to the limitation referred to above in respect of the Guarantee provided by BrandBrew S.A., the obligations and liabilities of BrandBrew S.A. under the Guarantee provided by BrandBrew S.A. and under any of the BrandBrew Guaranteed Facilities shall not include any obligation which, if incurred, would constitute a breach of the provisions on financial assistance as defined by article 49-6 of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended, to the extent such or an equivalent provision is applicable to BrandBrew S.A.

“BrandBrew Guaranteed Facilities” means: (i) the €2,500,000,000 syndicated credit facility agreement dated 8 December 2005 among the Parent Guarantor, Fortis Bank and others; (ii) the €150,000,000 facility agreement dated 13 May 2008 between the Parent Guarantor, Cobrew NV/SA and BNP Paribas as lender; (iii) the €150,000,000 facility agreement dated 20 June 2008 between, among others, the Parent Guarantor, Cobrew and The Royal Bank of Scotland plc as lender; (iv) the Existing Target Debt; (v) the USD 850,000,000 note purchase and guarantee agreement dated 22 October 2003 and entered into between, among others, the Parent Guarantor as issuer, Cobrew and BrandBrew; (vi) any notes issued by BrandBrew S.A. or the Parent Guarantor under the Programme; (vii) the 2008 Senior Facilities Agreement; (viii) the January Notes; (ix) the May Notes; (x) the October Notes; (xi) the March Notes; (xii) the 2010 Facilities Agreement; and (xiii) the debt securities, or any refinancing (in whole or part) of any of the above items for the same or a lower amount.

“BrandBrew Subsidiaries” means each entity of which BrandBrew S.A. has direct or indirect control or owns directly or indirectly more than 50% of the voting share capital or similar right of ownership; and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

“Existing Target Debt” means the following notes, debentures and bonds of Anheuser-Busch Companies, Inc.: (i) 6.450% Debentures due 1 September 2037; (ii) 5.50% Notes due 15 January 2018; (iii) 9.0% Debentures due 1 December 2009; (iv) 6.75% Debentures due 15 December 2027; (v) 6.50% Debentures due 1 January 2028; (vi) 5.75% Notes due 1 April 2010; (vii) 7.50% Notes due 15 March 2012; (viii) 7.55% Debentures due 1 October 2030; (ix) 6.80% Debentures due 15 January 2031; (x) 6.00% Notes due 15 April 2011; (xi) 6.80% Debentures due 20 August 2032; (xii) 5.625% Notes due 1 October 2010; (xiii) 6.00% Debentures due 1 November 2041; (xiv) 6.50% Debentures due 1 May 2042; (xv) 6.50% Debentures due 1 February 2043; (xvi) 4.375% Notes due 15 January 2013; (xvii) 5.95% Debentures due 15 January 2033; (xviii) 4.625% Notes due 1 February 2015; (xix) 4.50% Notes due 1 April 2018; (xx) 5.35% Notes due 15 May 2023; (xxi) 4.95% Notes due 15 January 2014; (xxii) 5.05% Notes due 15 October 2016; (xxiii) 5.00% Notes due 1 March 2019; (xxiv) 4.70% Notes due 15 April 2012; (xxv) 5.00% Notes due 15 January 2015; (xxvi) 5.491%

Notes due 15 November 2017; (xxvii) 5.75% Debentures due 1 April 2036; (xxviii) 5.60% Notes due 1 March 2017; (xxix) Notes issued on 1 December 1989 by the Development Authority of Cartersville*; (xxx) Notes issued on 1 November 1990 by the Development Authority of Cartersville*; (xxxi) Notes issued on 1 May 1991 by The Industrial Development Authority of the City of St. Louis, Missouri*; (xxxii) Notes issued on 1 April 1997 by the Industrial Development Authority of the County of James City, Virginia*; (xxxiii) Notes issued on 1 April 1997 by the Development Authority of Cartersville*; (xxxiv) Notes issued on 1 August 1999 by the Ohio Water Development Agency*; (xxxv) Notes issued on 1 December 1999 by The Onondaga County Industrial Development Agency*; (xxxvi) Notes issued on 1 July 2000 by the Ohio Water Development Agency*; (xxxvii) Notes issued on 1 November 2001 by the Ohio Water Development Agency*; (xxxviii) Notes issued on 1 March 2002 by the Development Authority of Cartersville*; (xxxix) Notes issued on 1 April 2002 by the Gulf Coast Waste Disposal Authority*; (xl) Notes issued on 1 October 2002 by the City of Jonesboro, Arkansas*; (xli) Notes issued on 1 July 2006 by The Onondaga County Industrial Development Agency*; (xlii) Notes issued on 1 February 2007 by The Business Finance Authority of the State of New Hampshire*; (xliii) Notes issued on 1 February 2007 by the Jacksonville Economic Development Commission*; (xliv) Notes issued on 1 February 2007 by the City of Fort Collins, Colorado*; (xlv) Notes issued on 1 February 2007 by The Industrial Development Authority of the City of St. Louis, Missouri*; (xlvi) Notes issued on 1 February 2007 by the California Statewide Communities Development Authority*; (xlvii) Notes issued on 31 May 2007 by the New Jersey Economic Development Authority*; (xlviii) Notes issued on 1 August 2007 by the Development Authority of Cartersville*; and (xlix) Notes issued on 1 September 2007 by the California Enterprise Development Authority*.

*	Anheuser-Busch Companies, Inc. has subsequently become the principal debtor in respect of the debt securities listed in sub-paragraphs (xxix) to (xlix).

“Programme” means the Euro Medium Term Note Programme established by BrandBrew S.A. and Anheuser-Busch InBev SA/NV, as issuers, in January 2009 and subsequently recommenced on 24 February 2010.

Redemption

Optional Redemption. The relevant prospectus supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances. The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the debt securities. Any notice of redemption of debt securities will state:

•	the date fixed for redemption;

•	the redemption price, or if not ascertainable, the manner of calculation thereof;

•	the amount of debt securities to be redeemed if we are only redeeming a part of the series;

•

that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date;

•	the place or places at which each holder may obtain payment of the redemption price;

•	the CUSIP number or numbers, if any, with respect to the debt securities; and

•	that the redemption is for a sinking fund, if such is the case.

In the case of a partial redemption, the trustee shall select the debt securities that we will redeem in any manner it deems fair and appropriate.

If we exercise an option to redeem any debt securities, we will give to the holder written notice of the principal amount of the debt securities to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date.

Additional Mechanics

Form, Exchange and Transfer

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

Subject to certain restrictions outlined in the indenture, you may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities.

You will not be required to pay a service charge for registering a transfer or exchange of debt securities, but you may be required to pay for any tax or other governmental charge associated with the registration of the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

If we have designated additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed.

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the applicable prospectus supplement.

Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller.

We will pay interest, principal and any other money due on the registered debt securities at the corporate trust office of the trustee in New York City. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same day funds.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agent for any particular series of debt securities.

Payments Due in Other Currencies

We will make payments on a global debt security in the applicable specified currency in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream, Luxembourg. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form.

Unless otherwise indicated in the applicable prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency.

If the applicable prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any debt security and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.

If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Notices

We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records. Notices regarding the debt securities will be valid if given in writing and mailed, first-class postage prepaid, to each holder affected by the relevant event, at such holder’s address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us, as the case may be. After that two-year period, you may look only to the Issuer for payment and not to the trustee, any other paying agent or anyone else.

The Trustee

The Bank of New York Mellon Trust Company, N.A. will be the trustee under the indentures. The trustee has two principal functions:

•

first, it can enforce a holder’s rights against us if we default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “—Events of Default”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring debt securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee and affiliates of the trustee in the ordinary course of our respective businesses. The address of The Bank of New York Mellon Trust Company, N.A. is 911 Washington Avenue, 3rd Floor; St. Louis, Missouri 63101.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, the trustee may therefore be considered to have a conflicting interest with respect to the debt securities or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

Regarding the Trustee, Paying Agent, Transfer Agent and Registrar

For a description of the duties and the immunities and rights of any trustee, paying agent, transfer agent or registrar under the Indenture, reference is made to the Indenture, and the obligations of any Trustee, paying agent, transfer agent and registrar to the Holder are subject to such immunities and rights.

Modifications and Amendment

The Issuer, the Guarantors and the Trustee may execute agreements adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental agreement or modifying in any manner the rights of the Holders under the debt securities or the Guarantees only with the consent of the Holders of not less than a majority in aggregate principal amount of the debt securities then outstanding (irrespective of series) that would be affected by the proposed modification or amendment; provided that no such agreement shall (a) change the maturity of the principal of, or any installment of interest on, any debt security, or reduce the principal amount or the interest thereof, or extend the time of payment of any installment of interest thereon, or change the currency of payment of principal of, or interest on, any debt security, or change the Issuer’s or a Guarantor’s obligation to pay Additional Amounts, impair or affect the right of any Holder to institute suit for the enforcement of any such payment on or after the due date thereof (or in the case of redemption on or after the redemption date) or change in any manner adverse to the interests of the Holders the terms and provisions of the Guarantees in respect of the due and punctual payment of principal amount of the debt securities then outstanding plus accrued and unpaid interest (and all Additional Amounts, if any) without the consent of the Holder of each debt securities so affected; or (b) reduce the aforesaid percentage of , the consent of the Holders of which is required for any such agreement, without the consent of the Holders of the affected series of the debt securities then outstanding. To the extent that any changes directly affect fewer than all the series of the debt securities, only the consent of the Holders of debt securities of the relevant series (in the respective percentages set forth above) will be required.

The Issuer, the Guarantors and the Trustee may, without the consent of the Holders, from time to time execute agreements or amendments or enter into an Indenture or Indentures supplemental thereto (including in respect of one series of debt securities only) for one or more of the following purposes:

•	to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee or another person as security for the debt securities;

•

to evidence the succession of another person to the Issuer or any Guarantors, or successive successions, and the assumption by the successor person of the covenants of the Issuer or any of the Guarantors, pursuant to the Indenture and the debt securities;

•

to evidence and provide for the acceptance of appointment of a successor or successors to the Trustee in any of its capacities and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts created thereunder by more than one trustee;

•

to add to the covenants of the Issuer or the Guarantors, for the benefit of the holders of all or any series of the debt securities issued under the Indenture, or to surrender any rights or powers conferred on the Issuer or the Guarantors in the Indenture;

•

to add any additional events of default for the benefit of the Holders of all or any series of debt securities (and if such additional events of default are to be for the benefit of less than all series of Holders, stating that such additional events of default are expressly being included solely for the benefit of such series);

•

to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of debt securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such debt security with respect to such provision or (B) shall become effective only when there is no such debt security outstanding;

•

to modify the restrictions on and procedures for, resale and other transfers of the debt securities pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

•	to provide for the issues of securities in exchange for one or more series of outstanding debt securities;

•

to provide for the issuance and terms of any particular series of securities, the rights and obligations of the Guarantors and the holders of the securities of such series, the form or forms of the securities of such series and such other matters in connection therewith as the Issuer and the Guarantors shall consider appropriate, including, without limitation, provisions for (a) additional or different covenants, restrictions or conditions applicable to such series, (b) additional or different events of default in respect of such series, (c) a longer or shorter period of grace and/or notice in respect of any provision applicable to such series than is otherwise provided, (d) immediate enforcement of any event of default in respect of such series or (e) limitations upon the remedies available in respect of any events of default in respect of such series or upon the rights of the holders of securities of such series to waive any such event of default;

•

(a) to cure any ambiguity or to correct or supplement any provision contained in the Indenture, any series of debt securities or the Guarantees, or in any supplemental agreement, which may be defective or inconsistent with any other provision contained therein or in any supplemental agreement, (b) to eliminate any conflict between the terms hereof and the Trust Indenture Act or (c) to make such other provision in regard to matters or questions arising under the Indenture or under any supplemental agreement as the Issuer may deem necessary or desirable and which will not adversely affect the interests of the Holders to which such provision relates in any material respect;

•

to “reopen” the debt securities of any series and create and issue additional debt securities having identical terms and conditions as the debt securities of such series (or in all respects except for the issue date, issue price, first interest accrual date and first interest payment date) so that the additional notes are consolidated and form a single series with the outstanding debt securities;

•	to add any Subsidiary of the Parent Guarantor as a Guarantor with respect to any series of notes, subject to applicable regulatory or contractual limitations relating to such subsidiary’s Guarantee;

•	to provide for the release and termination of any Subsidiary Guarantor’s Guarantee in the circumstances described under “—Guarantees” above;

•	to provide for any amendment, modification or alteration of any Subsidiary Guarantor’s Guarantee and the limitations applicable thereto in the circumstances described under “—Guarantees” above; or

•	to make any other change that does not materially adversely affect the interests of the holders of the series of notes affected thereby.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Certain Covenants

Limitation on Liens

So long as any of the debt securities remains outstanding, the Parent Guarantor will not, nor will it permit any Restricted Subsidiary to, create, assume, guarantee or suffer to exist any mortgage, pledge, security interest or lien (an “Encumbrance”) on any of its Principal Plants or on any capital stock of any Restricted Subsidiary without effectively providing that the debt securities (together with, if the Parent Guarantor shall so determine, any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the debt securities and any other indebtedness of such Restricted Subsidiary then existing or thereafter created) shall be secured by the security for such secured indebtedness equally and ratably therewith, provided, however, the above limitation does not apply to:

(a)	purchase money liens, so long as such liens attach only to the assets so acquired and improvements thereon;

(b)

Encumbrances existing at the time of acquisition of property (including through merger or consolidation) or securing indebtedness the proceeds of which are used to pay or reimburse the Parent Guarantor or a Restricted Subsidiary for the cost of such property (provided such indebtedness is incurred within 180 days after such acquisition);

(c)	Encumbrances on property of a Restricted Subsidiary existing at the time it becomes a Restricted Subsidiary;

(d)

Encumbrances to secure the cost of development or construction of property, or improvements thereon, provided that the recourse of the creditors in respect of such indebtedness is limited to such property and improvements;

(e)	Encumbrances in connection with the acquisition or construction of Principal Plants or additions thereto financed by tax-exempt securities;

(f)	Encumbrances securing indebtedness owing to the Parent Guarantor or a Restricted Subsidiary by a Restricted Subsidiary;

(g)	Encumbrances existing at the date of the Indenture;

(h)

Encumbrances required in connection with state or local governmental programs which provide financial or tax benefits, provided the obligations secured are in lieu of or reduce an obligation that would have been secured by an Encumbrance permitted under the Indenture;

(i)	any Encumbrance arising by operation of law and not securing amounts more than ninety (90) days overdue or otherwise being contested in good faith;

(j)	judgment Encumbrances not giving rise to an event of default;

(k)

any Encumbrance incurred or deposits made in the ordinary course of business, including, but not limited to, (i) any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other like Encumbrances, (ii) any Encumbrances securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security, and (iii) any easements, rights-of-way, restrictions and other similar charges;

(l)

any Encumbrance upon specific items of inventory or other goods and proceeds of the Parent Guarantor or any Restricted Subsidiary securing the Parent Guarantor’s or any such Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(m)

any Encumbrance incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business;

(n)

any Encumbrance on any Principal Plant of the Parent Guarantor or any Restricted Subsidiary in favor of the Federal Government of the United States or the government of any State thereof, or the government of the United Kingdom, or any state in the European Union, or any instrumentality of any of them, securing the obligations of the Parent Guarantor or any Restricted Subsidiary pursuant to any contract or payments owed to such entity pursuant to applicable laws, rules, regulations or statutes;

(o)	any Encumbrance securing taxes or assessments or other applicable governmental charges or levies;

(p)

extensions, renewals or replacements of the Encumbrances referred to in clauses (a) through (o), provided that the amount of indebtedness secured by such extension, renewal or replacement shall not exceed the principal amount of indebtedness being extended, renewed or replaced, together with the amount of any premiums, fees, costs and expenses associated with such extension, renewal or replacement, nor shall the pledge, mortgage or lien be extended to any additional Principal Plant unless otherwise permitted under this covenant;

(q)	as permitted under the provisions described in the following two paragraphs herein; and

(r)	in connection with sale-leaseback transactions permitted under the Indenture.

Notwithstanding the provisions described in the immediately preceding paragraph, the Parent Guarantor or any Restricted Subsidiary may, without ratably securing the debt securities, create, assume, guarantee or suffer to exist any indebtedness which would otherwise be subject to such restrictions, and renew, extend or replace such indebtedness, provided that the aggregate amount of such indebtedness, when added to the fair market value of property transferred in certain sale and leaseback transactions permitted by the Indenture as described below under “Sale-Leaseback Financings” (computed without duplication of amount) does not at the time exceed 15% of Net Tangible Assets.

If the Parent Guarantor or any Restricted Subsidiary merges or consolidates with, or purchases all or substantially all of the assets of, another corporation, or the Parent Guarantor sells all or substantially all of its assets to another corporation, and if such other corporation has outstanding obligations secured by an Encumbrance which, by reason of an after-acquired property clause or similar provision, would extend to any Principal Plant owned by the Parent Guarantor or such Restricted Subsidiary immediately prior thereto, the Parent Guarantor or such Restricted Subsidiary, as the case may be, will in such event be deemed to have created an Encumbrance, within the prohibition of the covenant described above, unless (a) such merger or consolidation involving a Restricted Subsidiary constitutes a disposition by the Parent Guarantor of its interest in the Restricted Subsidiary or (b) (i) at or prior to the effective date of such merger, consolidation, sale or purchase, such Encumbrance shall be released of record or otherwise satisfied to the extent it would extend to such Principal Plant, (ii) prior thereto, the Parent Guarantor or such Restricted Subsidiary shall have created, as security for the debt securities (and, if the Parent Guarantor shall so determine, as security for any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the debt securities and any other indebtedness of such Restricted Subsidiary then existing or thereafter created), a valid Encumbrance which will rank equally and ratably with the Encumbrances of such other corporation on such Principal Plant of the Parent Guarantor or such Restricted Subsidiary, as the case may be, or (iii) such Encumbrance is otherwise permitted or complies with the Covenant described above.

In each instance referred to in the preceding paragraphs where the Parent Guarantor is obligated to provide security for the debt securities (except, for certain issues of indebtedness, in the case of transactions relating to stock of a Restricted Subsidiary), the Parent Guarantor would be required to provide comparable security for other outstanding indebtedness under the indentures and other agreements relating thereto.

Sale-Leaseback Transactions Relating to Principal Plants

a.

Except to the extent permitted under paragraph (c) below, and except for any transaction involving a lease for a temporary period, not to exceed three years, by the end of which it is intended that the use of the leased property by the Parent Guarantor or any Restricted Subsidiary will be discontinued and except for any transaction with a state or local authority that is required in connection with any program, law, statute or regulation that provides financial or tax benefits not available without such transaction, the Parent Guarantor shall not sell any Principal Plant as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property and the Parent Guarantor will not permit any Restricted Subsidiary to sell to anyone other than the Parent Guarantor or a Restricted Subsidiary any Principal Plant as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property unless:

b.

the net proceeds of such sale (including any purchase money mortgages received in connection with such sale) are at least equal to the fair market value (as determined by an officer of the Parent Guarantor) of such property and

c.

subject to paragraph (d) below, the Parent Guarantor shall, within 120 days after the transfer of title to such property (or, if the Parent Guarantor holds the net proceeds described below in cash or cash equivalents, within two years)

(i)

purchase, and surrender to the Trustee for retirement as provided in this covenant, a principal amount of debt securities equal to the net proceeds derived from such sale (including the amount of any such purchase money mortgages), or

(ii)	repay other pari passu indebtedness of the Parent Guarantor or any Restricted Subsidiary in an amount equal to such net proceeds, or

(iii)	expend an amount equal to such net proceeds for the expansion, construction or acquisition of a Principal Plant, or

(iv)	effect a combination of such purchases, repayments and plant expenditures in an amount equal to such net proceeds.

d.	At or prior to the date 120 days after a transfer of title to a Principal Plant which shall be subject to the requirements of this covenant, the Parent Guarantor shall furnish to the Trustee:

e.	an Officers’ Certificate stating that paragraph (a) of this covenant has been complied with and setting forth in detail the manner of such compliance, which certificate shall contain information as to

(i)

the amount of debt securities theretofore redeemed and the amount of debt securities theretofore purchased by the Parent Guarantor and cancelled by the Trustee and the amount of debt securities purchased by the Parent Guarantor and then being surrendered to the Trustee for cancellation,

(ii)	the amount thereof previously credited under paragraph (d) below,

(iii)	the amount thereof which it then elects to have credited on its obligation under paragraph (d) below, and

(iv)

any amount of other indebtedness which the Parent Guarantor has repaid or will repay and of the expenditures which the Parent Guarantor has made or will make in compliance with its obligation under paragraph (a), and

f.	a deposit with the Trustee for cancellation of the debt securities then being surrendered as set forth in such certificate.

g.

Notwithstanding the restriction of paragraph (a) above, the Parent Guarantor and any one or more Restricted Subsidiaries may transfer property in sale-leaseback transactions which would otherwise be subject to such restriction if the aggregate amount of the fair market value of the property so transferred and not reacquired at such time, when added to the aggregate principal amount of indebtedness for borrowed money permitted by the last paragraph of the covenant described under “—Limitation on Liens” which shall be outstanding at the time (computed without duplication of the value of property transferred as provided in this paragraph (c)), does not at the time exceed 15% of Net Tangible Assets.

h.	The Parent Guarantor, at its option, shall be entitled to a credit, in respect of its obligation to purchase and retire debt securities under this covenant, for the principal amount of any debt securities deposited with the Trustee for the purpose and also for the principal amount of (i) any debt securities theretofore redeemed at the option of the Parent Guarantor and (ii) any debt securities previously purchased by the Parent Guarantor and cancelled by the Trustee, and in each case not theretofore applied as a credit under this paragraph (d) or as part of a sinking fund arrangement for the debt securities.

i.

For purposes of this covenant, the amount or the principal amount of debt securities which are issued with original issue discount shall be the principal amount of such debt securities that on the date of the purchase or redemption of such debt securities referred to in this covenant could be declared to be due and payable pursuant to the Indenture.

Ranking

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness.

Events of Default

The occurrence and continuance of one or more of the following events will constitute an “Event of Default” under the Indenture and the debt securities:

(a) Payment Default—(i) The Issuer or a Guarantor fails to pay interest within 30 days from the relevant due date, or (ii) the Issuer or a Guarantor fails to pay the principal (or premium, if any) due on the debt securities at maturity; provided that to the extent any such failure to pay principal or premium is caused by a technical or administrative error, delay in processing payments or events beyond the control of the Issuer or Guarantors, no Event of Default shall occur for three days following such failure to pay; provided further that, in the case of a redemption payment, no Event of Default shall occur for 30 days following a failure to make such payment;

(b) Breach of Other Material Obligations—The Issuer or a Guarantor defaults in the performance or observance of any of its other material obligations under or in respect of the debt securities or the Indenture and such default remains unremedied for 90 days after a written notice has been given to the Issuer and the Parent Guarantor by the Trustee or to the Issuer, the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the outstanding debt securities affected thereby, specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the debt securities;

(c) Cross-Acceleration—Any obligation for the payment or repayment of borrowed money having an aggregate outstanding principal amount of at least €100,000,000 (or its equivalent in any other currency) of the Issuer or a Guarantor becomes due and payable prior to its stated maturity by reason of a default and is not paid within 30 days;

(d) Bankruptcy or Insolvency—A court of competent jurisdiction commences bankruptcy or other insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary under the applicable laws of their respective jurisdictions of incorporation, or the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary applies for or institutes such proceedings or offers or makes an assignment for the benefit of its creditors generally, or a third party institutes bankruptcy or insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary and such proceedings are not discharged or stayed within 90 days;

(e) Impossibility due to Government Action—Any governmental order, decree or enactment shall be made in or by Belgium or the jurisdiction of incorporation of a Guarantor that is a Significant Subsidiary whereby the Issuer, the Parent Guarantor, or such Guarantor that is a Significant Subsidiary is prevented from observing and performing in full its obligations as set forth in the terms and conditions of the debt securities and the Guarantees, respectively, and this situation is not cured within 90 days; or

(f) Invalidity of the Guarantees—The Guarantees provided by the Parent Guarantor or a Guarantor that is a Significant Subsidiary cease to be valid and legally binding for any reason whatsoever or the Parent Guarantor or a Guarantor that is a Significant Subsidiary seeks to deny or disaffirm its obligations under the Guarantee.

If an Event of Default occurs and is continuing with respect to the debt securities of any series, then in each and every case, unless the principal of all of the debt securities of such series shall already have become due and payable (in which case no action is required for the acceleration of the debt securities of such series), the Holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding, by written notice to the Issuer, the Parent Guarantor and the Trustee as provided in the Indenture, may declare the entire principal of all the debt securities of such series, and the interest accrued thereon, to be due and payable immediately, provided, however, that if an Event of Default specified in paragraph (d) above with respect to any series of the debt securities at the time outstanding occurs, the principal amount of that series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Under certain circumstances, the Holders of a majority in aggregate principal amount of a series of debt securities then outstanding may, by written notice to the Issuer and the Trustee as provided in the Indenture, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from costs, expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture, so long as such direction would not involve the Trustee in personal liability.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	The trustee must be given written notice that an event of default has occurred and remains uncured.

•

The holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee institute proceedings because of the default, and must offer indemnity and/or security satisfactory to the trustee against the costs, expenses and liabilities of taking such request.

•	The trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

•

No direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of the majority in principal amount of the outstanding securities of that series.

•	However, you are entitled at any time to bring a lawsuit for the payment of money due on your security on or after its due date.

We will furnish to the Trustee every year a written statement of certain of our officers and directors, certifying that, to their knowledge, we are in compliance with the indenture and the debt securities, or else specifying any default.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

Substitution of the Issuer or Guarantor; Consolidation, Merger and Sale of Assets

In all cases subject to any provisions contained in the applicable prospectus supplement describing the Holders’ option to require repayment upon a change in control, (i) the Issuer or a Guarantor, without the consent of the Holders of any of the debt securities, may consolidate with or merge into, or sell, transfer, lease or convey all or substantially all of their respective assets to, any corporation and (ii) the Issuer may at any time substitute for the Issuer either a Guarantor or any Affiliate (as defined below) of a Guarantor as principal debtor under the debt securities (a “Substitute Issuer”); provided that:

(a)

the Substitute Issuer or any other successor company shall expressly assume the Issuer’s or such Guarantor’s respective obligations under the debt securities or the Guarantees, as the case may be, and the Indenture;

(b)	any other successor company is organized under the laws of a member country of the Organization for Economic Co-Operation and Development;

(c)

the Issuer is not in default of any payments due under the debt securities and immediately before and after giving effect to such consolidation, merger, sale, transfer, lease or conveyance, no Event of Default shall have occurred and be continuing;

(d)	in the case of a Substitute Issuer:

(i)

the obligations of the Substitute Issuer arising under or in connection with the debt securities and the Indenture are fully, irrevocably and unconditionally guaranteed by the Parent Guarantor and each Subsidiary Guarantor (if any) on the same terms as existed immediately prior to such substitution under the Guarantees given by such Guarantors;

(ii)

the Parent Guarantor, the Issuer and the Substitute Issuer jointly and severally indemnify each Holder for any income tax or other tax (if any) recognized by such Holder solely as a result of the substitution of the Substitute Issuer (and not as a result of any transfer by such Holder);

(iii)

each stock exchange on which the debt securities are listed shall have confirmed that, following the proposed substitution of the Substitute Issuer, such debt securities will continue to be listed on such stock exchange; and

(iv)

each rating agency that rates the debt securities shall have confirmed that, following the proposed substitution of the Substitute Issuer, such debt securities will continue to have the same or better rating as immediately prior to such substitution; and

(e)	written notice of such transaction shall be promptly provided to the Holders.

For purposes of the foregoing, “Affiliate” shall mean, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

Upon the effectiveness of any substitution, all of the foregoing provisions will apply mutatis mutandis, and references elsewhere herein to the Issuer or a Guarantor will, where the context so requires, be deemed to be or include references, to any successor company.

Discharge and Defeasance

Discharge of Indenture

The Indenture provides that the Issuer and the Guarantors will be discharged from any and all obligations in respect of the Indenture (except for certain obligations to register the transfer of or exchange debt securities, replace stolen, lost or mutilated debt securities, make payments of principal and interest and maintain paying agencies) if:

•	the Issuer or the Guarantors have paid or caused to be paid in full the principal of and interest on all debt securities outstanding thereunder;

•	the Issuer or the Guarantors shall have delivered to the Trustee for cancellation all debt securities outstanding theretofore authenticated; or

•

all debt securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be, or have been, called for redemption as described under “—Optional Redemption” within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and, in any such case, the Issuer or the Guarantors shall have irrevocably deposited with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such debt securities, (a) cash in U.S. dollars in an amount, or (b) U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than the due date of any payment, cash in U.S. dollars in an amount, or (c) any combination of (a) and (b), sufficient to pay all the principal of, and interest (and Additional Amounts, if any) on, all such debt securities not theretofore delivered to the Trustee for cancellation on the dates such payments are due in accordance with the terms of the debt securities and all other amounts payable under the Indenture by the Issuer.

“U.S. Government Obligations” means securities which are (i) direct obligations of the U.S. government or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. government, the payment of which is unconditionally guaranteed by the U.S. government, which, in either case, are full faith and credit obligations of the U.S. government payable in U.S. dollars and are not callable or redeemable at the option of the issuer thereof.

Covenant Defeasance

The Indenture also provides that the Issuer and the Guarantors need not comply with certain covenants of the Indenture (including those described under “—Certain Covenants—Limitation on Liens”), and the Guarantors shall be released from their obligations under the Guarantees, if:

•

the Issuer (or the Guarantors) irrevocably deposit with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such debt securities, (i) cash in U.S. dollars in an amount, or (ii) U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than one day before the due date of any payment cash in U.S. dollars in an amount, or (iii) any combination of (i) and (ii), sufficient to pay all the principal of, and interest on, the debt securities then outstanding on the dates such payments are due in accordance with the terms of the debt securities;

•	certain events of default, or events which with notice or lapse of time or both would become such an event of default, shall not have occurred and be continuing on the date of such deposit;

•

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the beneficial owners of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such Covenant Defeasance had not occurred;

•

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing in its jurisdiction of incorporation to the effect that such deposit and related Covenant Defeasance will not cause the Holders, other than Holders who are or who are deemed to be residents of such jurisdiction of incorporation or use or hold or are deemed to use or hold their debt securities in carrying on a business in such jurisdiction of incorporation, to recognize income, gain or loss for income tax purposes in such jurisdiction of incorporation, and to the effect that payments out of the trust fund will be free and exempt from any and all withholding and other income taxes of whatever nature of such jurisdiction of incorporation or political subdivision thereof or therein having power to tax, except in the case of debt securities beneficially owned (i) by a person who is or is deemed to be a resident of such jurisdiction of incorporation or (ii) by a person who uses or holds or is deemed to use or hold such debt securities in carrying on a business in such jurisdiction of incorporation; and

•

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an officers’ certificate and an opinion of legal counsel of recognized standing, each stating that all conditions precedent provided for relating to such Covenant Defeasance have been complied with.

The effecting of these arrangements is also known as “Covenant Defeasance.”

Additional Amounts

To the extent that any Guarantor is required to make payments in respect of the debt securities, such Guarantor will make all payments in respect of the debt securities without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law. Where a Guarantor is a Luxembourg resident, please refer to the section entitled “Tax Considerations—Luxembourg Taxation” for a description of tax consequences under Luxembourg law. In such event, such Guarantor will pay to the Holders such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a)

are payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by the Guarantor from payment of principal or interest made by it;

(b)

are payable by reason of the Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the debt securities or the Guarantees are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in the Relevant Taxing Jurisdiction;

(c)	are imposed or withheld by reason of the failure of the Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of, such taxes;

(d)	consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes;

(e)

are imposed on or with respect to any payment by the applicable Guarantors to the registered Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of such debt security;

(f)

are deducted or withheld pursuant to (i) any European Union directive or regulation concerning the taxation of interest income; (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing Jurisdiction or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such directive, regulation, treaty or understanding;

(g)

are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later ;

(h)

are payable because any debt security was presented to a particular paying agent for payment if the debt security could have been presented to another paying agent without any such withholding or deduction; or

(i)	are payable for any combination of (a) through (h) above.

References to principal or interest in respect of the debt securities shall be deemed to include any Additional Amounts, which may be payable as set forth in the Indenture.

The preceding covenant regarding Additional Amounts will not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States; provided, however, that such covenant will apply to the Issuer at any time when it is incorporated in a jurisdiction outside of the United States. The prospectus supplement relating to the debt securities may describe additional circumstances in which the Guarantors would not be required to pay additional amounts.

Indemnification of Judgment Currency

To the fullest extent permitted by applicable law, the Issuer and each of the Guarantors will indemnify each Holder against any loss incurred by such Holder as a result of any judgment or order being given or made for any amount due under any debt security or Guarantee and such judgment or order being expressed and paid in a currency (the “Judgment Currency”), which is other than U.S. dollars and as a result of any variation between (i) the rate of exchange at which the U.S. dollar is converted into the Judgment Currency for the purposes of such judgment or order and (ii) the spot rate of exchange in The City of New York at which the Holder on the date of payment of such judgment is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Holder. This indemnification will constitute a separate and independent obligation of the Issuer or each of the Guarantors, as the case may be, and will continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” includes any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

Governing Law; Submission to Jurisdiction

The Indenture, the debt securities and the Guarantees will be governed by and construed in accordance with the laws of the State of New York.

The Issuer and the Guarantors have irrevocably submitted to the non-exclusive jurisdiction of the courts of any U.S. state or federal court in the Borough of Manhattan in The City of New York, New York with respect to any legal suit, action or proceeding arising out of or based upon the Indenture, the debt securities or the Guarantees.

Definitions

“Net Tangible Assets” means the total assets of the Parent Guarantor and its Restricted Subsidiaries (including, with respect to the Parent Guarantor, its net investment in subsidiaries that are not Restricted Subsidiaries) after deducting therefrom (a) all current liabilities (excluding any thereof constituting debt by reason of being renewable or extendable) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense, organization and developmental expenses and other like segregated intangibles, all as computed by the Parent Guarantor in accordance with generally accepted accounting principles applied by the Parent Guarantor as of a date within 90 days of the date as of which the determination is being made; provided, that any items constituting deferred income taxes, deferred investment tax credit or other similar items shall not be taken into account as a liability or as a deduction from or adjustment to total assets.

“Principal Plant” means (a) any brewery, or any manufacturing, processing or packaging plant, now owned or hereafter acquired by the Parent Guarantor or any Subsidiary, but shall not include (i) any brewery or manufacturing, processing or packaging plant which the Parent Guarantor shall by board resolution have determined is not of material importance to the total business conducted by the Parent Guarantor and its Subsidiaries, (ii) any plant which the Parent Guarantor shall by board resolution have determined is used primarily for transportation, marketing or warehousing (any such determination to be effective as of the date specified in the applicable board resolution) or (iii) at the option of the Parent Guarantor, any plant that (A) does not constitute part of the brewing operations of the Parent Guarantor and its Subsidiaries and (B) has a net book value, as reflected on the balance sheet contained in the Parent Guarantor’s financial statements of not more than $100,000,000, and (b) any other facility owned by the Parent Guarantor or any of its Subsidiaries that the Parent Guarantor shall, by board resolution, designate as a Principal Plant. Following any determination, designation or election referred to herein that a brewery or plant shall not be included as a Principal Plant, the Parent Guarantor may, at its option, by board resolution, elect that such facility subsequently be included as a Principal Plant.

“Restricted Subsidiary” means (a) any Subsidiary which owns or operates a Principal Plant, (b) any other subsidiary which the Parent Guarantor, by board resolution, shall elect to be treated as a Restricted Subsidiary, until such time as the Parent Guarantor may, by further board resolution, elect that such Subsidiary shall no longer be a Restricted Subsidiary, successive such elections being permitted without restriction, and (c) the Issuer and the Subsidiary Guarantors; provided that each of Companhia de Bebidas das Américas—AmBev and Grupo Modelo S.A.B. de C.V. shall not be “Restricted Subsidiaries” until and unless the Parent Guarantor owns, directly or indirectly, 100% of the equity interests in such company. Any such election will be effective as of the date specified in the applicable board resolution.

“Significant Subsidiary” means any Subsidiary (i) the consolidated revenue of which represents 10% of more of the consolidated revenue of the Parent Guarantor, (ii) the consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) of which represents 10% or more of the consolidated EBITDA of the Parent Guarantor or (iii) the consolidated gross assets of which represent 10% or more of the consolidated gross assets of the Parent Guarantor, in each case as reflected in the most recent annual audited financial statements of the Parent Guarantor, provided that (A) in the case of a Subsidiary acquired by the Parent Guarantor during or after the financial year shown in the most recent annual audited financial statements of the Parent Guarantor, such calculation shall be made on the basis of the contribution of the Subsidiary considered on a pro-forma basis as if it had been acquired at the beginning of the relevant period, with the pro-forma calculation (including any adjustments) being made by the Parent Guarantor acting in good faith and (B) EBITDA shall be calculated by the Parent Guarantor in substantially the same manner as it is calculated for the amounts shown in “Item 5. Operating and Financial Review—E. Results of Operations” in the Annual Report incorporated in this prospectus.

“Subsidiary” means any corporation of which more than 50% of the issued and outstanding stock entitled to vote for the election of directors (otherwise than by reason of default in dividends) is at the time owned directly or indirectly by the Parent Guarantor or a Subsidiary or Subsidiaries or by the Parent Guarantor and a Subsidiary or Subsidiaries.

Consent to Service

The indentures provide that we irrevocably designate AB InBev Services LLC, 250 Park Avenue, 2nd Floor, New York, New York 10177 as our authorized agent for service of process in any proceeding arising out of or relating to the indentures or debt securities or Guarantees brought in any federal or state court in New York City and we irrevocably submit to the jurisdiction of these courts.

CLEARANCE AND SETTLEMENT

The securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company (“DTC”), in the United States, Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), in Luxembourg and Euroclear Bank S.A./N.V. (“Euroclear”), in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with the DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

•	DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a “banking organization” within the meaning of New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us as follows:

•

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

•

Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:

•

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking, Finance and Insurance Commission (La Commission Bancaire, Financière et des Assurances) and the National Bank of Belgium (Banque Nationale de Belgique).

•

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•

Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•

Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

We understand that investors that hold their debt securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the debt securities either against payment or free of payment.

The interests in the debt securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the debt securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing debt securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the debt securities were credited to their accounts). However, any interest on the debt securities would accrue from the value date. Therefore, in many cases, the investment income on debt securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of the debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAX CONSIDERATIONS

United States Taxation

This section describes the material United States federal income tax consequences of owning the debt securities we are offering. It applies to you only if you acquire debt securities in the offering and you hold your debt securities as capital assets for tax purposes. This section is the opinion of Sullivan & Cromwell LLP, U.S. counsel to the Issuer. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks,

•	a person that owns debt securities as part of a straddle or conversion transaction for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with debt securities that are issued in registered form and that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are in bearer form or that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities.

Please consult your own tax advisor concerning the consequences of owning these debt securities in your  particular circumstances under the Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a debt security and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—United States Alien Holders” below.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “—Original Issue Discount—General”, you will be taxed on any interest on your debt security (including any additional amounts paid with respect with withholding tax, as described in section…), whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt securities”.

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of  1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest, and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General”, the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest,

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date, and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security and

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost,

•	the issue date of your debt security will be the date you acquired it, and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1.	.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

2.	15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates,

2.	a single fixed rate and one or more qualified floating rates,

3.	a single objective rate, or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

1.	a fixed multiple that is greater than 0.65 but not more than 1.35 or

2.	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate,

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party, and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt securities. In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt securities. If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “—United States Holders

—Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “Original Issue Discount—General” and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than  1/4 of 1 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than  1/4 of 1 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Debt securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “Original Issue Discount—Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security, and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “—Original Issue Discount—Short-Term Debt securities” or “—Market Discount”,

•	attributable to accrued but unpaid interest,

•	the rules governing contingent payment obligations apply, or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Substitution of the Issuer and Discharge of Indenture

A Guarantor or certain of their subsidiaries, subject to certain restrictions, may assume the obligations of the Issuer under the debt securities without the consent of the holders. Also, under certain circumstances, the Issuer and the Guarantors will be discharged from any and all obligations in respect of the Indenture. Such events in some circumstances may be treated as taxable exchanges for United States federal income tax purposes (though in the case of a substitution of the Issuer, the Parent Guarantor, the Issuer and the Substitute Issuer will indemnify holders for any income tax or other tax (if any) recognized by such holder solely as a result of such substitution—see “Description of Debt securities and Guarantees—Substitution of the Issuer or Guarantors; Consolidation, Merger and Sale of Assets”). Holders should consult their own tax advisors regarding the United States federal, state, and local tax consequences of such events.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Medicare Tax

For taxable years beginning after December 31, 2012, a United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

Indexed Debt securities

The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a debt security and are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If you are a United States holder, this subsection does not apply to you.

This discussion assumes that the debt security is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a debt security:

•

we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including OID, to you if, in the case of payments of interest:

1.	you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,

2.	you are not a controlled foreign corporation that is related to the Company through stock ownership, and

3.	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

a.

you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

b.

in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person,

c.	the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

i.

a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

ii.

a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

iii.	a U.S. branch of a non-United States bank or of a non-United States insurance company,

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

d.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

i.

certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

ii.	to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form, or

e.

the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations; and

•	no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security.

Further, a debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote at the time of death and

•	the income on the debt security would not have been effectively connected with a United States trade or business of the decedent at the same time.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a United States alien holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Information with Respect to Foreign Financial Assets

Under recently enacted legislation, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 in taxable years beginning after 18 March 2010 will generally be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts held for investment that have non-United States issuers or counterparties, and (iii) interests in foreign entities. United States holders that are individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the debt securities.

Backup Withholding and Information Reporting

In general, if you are a noncorporate United States holder, we and other payors are required to report to the Internal Revenue Service all payments of principal, any premium and interest on your debt security, and the accrual of OID on a discount debt security. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Pursuant to recently enacted legislation, certain payments in respect of debt securities made to corporate United States holders after December 31, 2011 may be subject to information reporting and backup withholding.

In general, if you are a United States alien holder, payments of principal, premium or interest, including OID, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “—United States Alien Holders” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your debt securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

•	the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

•	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

•	other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “United States persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Luxembourg Taxation

The comments below are intended as a basic summary of certain tax consequences in relation to the purchase, ownership and disposal of the holders of the debt securities under Luxembourg law. Persons who are in any doubt as to their tax position should consult a professional tax adviser.

Withholding tax

Under Luxembourg tax law currently in effect and with the possible exception of interest paid to certain individual holders or so-called residual entities, there is no Luxembourg withholding tax on payments of interest (including accrued but unpaid interest). There is also no Luxembourg withholding tax, with the possible exception of payments made to certain individual holders or so-called residual entities, upon repayment of principal in case of reimbursement, redemption, repurchase or exchange of the Notes.

Luxembourg non-resident individuals

Under the Luxembourg law dated 21 June 2005 implementing the European Council Directive 2003/48/EC on the taxation of savings income (the “Savings Directive”) and several agreements concluded between Luxembourg and certain dependent or associated territories of the European Union (“EU”), a Luxembourg based paying agent (within the meaning of the Savings Directive) is required since 1 July 2005 to withhold tax on interest and other similar income paid by it to (or under certain circumstances, to the benefit of) an individual resident in another Member State or in certain EU dependent or associated territories, unless the beneficiary of the interest payments elects for the exchange of information or the tax certificate procedure. The same regime applies to payments of interest and other similar income made to certain “residual entities” within the meaning of Article 4.2 of the Savings Directive established in a Member State or in certain EU dependent or associated territories (i.e., entities which are not legal persons (the Finnish and Swedish companies listed in Article 4.5 of the Savings Directive are not considered as legal persons for this purpose), whose profits are not taxed under the general arrangements for the business taxation, which are not UCITS recognised in accordance with the Council Directive 85/611/EEC or similar collective investment funds located in Jersey, Guernsey, the Isle of Man, the Turks and Caicos Islands, the Cayman Islands, Montserrat or the British Virgin Islands and which have not opted to be treated as UCITS recognised in accordance with the Council Directive 85/611/EEC).

The current withholding tax rate is 20 per cent., increasing to 35 per cent. as from 1 July 2011. The withholding tax system will only apply during a transitional period, the ending of which depends on the conclusion of certain agreements relating to information exchange with certain third countries.

Investors should note that the European Commission adopted a new draft Savings Directive, which, among other changes, seeks to extend the application of the Savings Directive to (i) payments channeled through certain intermediate structures (whether or not established in a Member State) for the ultimate benefit of an EU resident individual, and (ii) a wider range of income similar to savings income. Further developments in this respect should be monitored on a continuing basis, since no certainty exists over whether and when the proposed amendments to the Savings Directive will be implemented. Investors who are in any doubt as to their position should consult their professional advisors.

Luxembourg resident individuals

In accordance with the law of 23 December 2005 as amended by the law of 17 July 2008 on the introduction of a withholding tax on certain interest payments on savings income, interest payments made by Luxembourg paying agents (defined in the same way as in the Savings Directive) to Luxembourg individual residents or to certain residual entities that secure interest payments on behalf of such individuals (unless such entities have opted either to be treated as UCITS recognised in accordance with the European Council Directive 85/611/EEC or for the exchange of information regime) are subject to a 10 per cent. withholding tax.

Pursuant to the Luxembourg law of 23 December 2005 as amended by the law of 17 July 2008, Luxembourg resident individuals, acting in the course of their private wealth, can opt to self-declare and pay a 10 per cent. tax on interest payments made after 31 December 2007 by paying agents (defined in the same way as in the Savings Directive) located in an EU Member State other than Luxembourg, a Member State of the European Economic Area other than an EU Member State or in a State or territory which has concluded an international agreement directly related to the Savings Directive.

PLAN OF DISTRIBUTION

Initial Offering and Issue of Securities

We may issue all or part of the securities from time to time, in terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods. We will set forth in the applicable prospectus supplement:

•	the terms of the offering of the securities;

•	the names of any underwriters, dealers or agents involved in the sale of the securities;

•	the principal amounts of securities any underwriters will subscribe for;

•	any applicable underwriting commissions or discounts; and

•	our net proceeds.

If we use underwriters in the issue, they will acquire the securities for their own account and they may effect the distribution of the securities from time to time in one or more transactions. These transactions may be at a fixed price or prices, which they may change, or at prevailing market prices, or at prices related to prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless the applicable prospectus supplement specifies otherwise, the underwriters’ obligations to subscribe for the securities will depend on certain conditions being satisfied. If the conditions are satisfied, the underwriters will be obligated to subscribe for all of the securities of the series, if they subscribe for any of them. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we use dealers in the issue, unless the applicable prospectus supplement specifies otherwise, we will issue the securities to the dealers as principals. The dealers may then sell the securities to the public at varying prices that the dealers will determine at the time of sale.

We may also issue securities through agents we designate from time to time, or we may issue securities directly. The applicable prospectus supplement will name any agent involved in the offering and issue of the securities, and will also set forth any commissions that we will pay. Unless the applicable prospectus supplement indicates otherwise, any agent will be acting on a best efforts basis for the period of its appointment. Agents through whom we issue securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from the purchasers for whom they may act as agents.

In connection with the issue of securities, underwriters may receive compensation from us or from subscribers of securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Dealers may also receive commissions from the subscribers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the sale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent, and describe any compensation that we provide.

If the applicable prospectus supplement so indicates, we will authorize underwriters, dealers or agents to solicit offers to subscribe the securities from institutional investors. In this case, the prospectus supplement will also indicate on what date payment and delivery will be made. There may be a minimum amount which an institutional investor may subscribe, or a minimum portion of the aggregate principal amount of the securities which may be issued by this type of arrangement. Institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and any other institutions we may approve. The subscribers’ obligations under delayed delivery and payment arrangements will not be subject to any conditions; however, the institutional investors’ subscription of particular securities must not at the time of delivery be prohibited under the laws of any relevant jurisdiction in respect, either of the validity of the arrangements, or the performance by us or the institutional investors under the arrangements.

We may enter into agreements with the underwriters, dealers and agents who participate in the distribution of the securities that may fully or partially indemnify them against some civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, or be our affiliates in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, and accordingly we file reports and other information with the SEC.

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered with this prospectus. This prospectus is a part of that registration statement and it omits some information that is contained in the registration statement. The SEC maintains an internet site at http://www.sec.gov that contains reports and other information we file electronically with the SEC. You may read and copy any document that we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports and other information regarding issuers that file electronically with the SEC at www.sec.gov. In addition, you may inspect and copy that material at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which some of our securities are listed. We maintain an internet site at www.ab-inbev.com.

We will furnish to the Trustee referred to under “Description of Debt Securities and Guarantees” annual reports, which will include a description of operations and annual audited consolidated financial statements prepared in accordance with IFRS. We will also furnish to the Trustee certain interim reports that will include unaudited interim summary consolidated financial information prepared in accordance with IFRS. We will furnish to the Trustee all notices of meetings at which holders of securities are entitled to vote, and all other reports and communications that are made generally available to those holders.

VALIDITY OF SECURITIES

If stated in the prospectus supplement applicable to a specific issuance of debt securities, the validity of such securities under New York law may be passed upon for us by our U.S. counsel, Sullivan & Cromwell LLP. If stated in the prospectus supplement applicable to a specific issuance of debt securities, the validity of such securities under Belgian law and Luxembourg law may be passed upon by our Belgian counsel, Linklaters LLP. Sullivan & Cromwell LLP may rely on the opinion of Linklaters LLP as to all matters of Belgian law and Luxembourg law and Linklaters LLP may rely on the opinion of Sullivan & Cromwell LLP as to all matters of New York law. If this prospectus is delivered in connection with an underwritten offering, the validity of the debt securities or warrants may be passed upon for the underwriters by United States, Belgian and Luxembourg counsel for the underwriters specified in the related prospectus supplement. If no Belgian or Luxembourg counsel is specified, such U.S. counsel to the underwriters may also rely on the opinion of Linklaters LLP as to certain matters of Belgian and Luxembourg law respectively.

EXPERTS

Our financial statements as of 31 December 2009 and 2008 and for each of the three years in the period ended 31 December 2009 which are incorporated in this prospectus have been so included in reliance on the audit reports of Klynveld Peat Marwick Goerdeler (“KPMG”) Réviseurs d’Entreprises SCCRL/Bedrijfsrevisoren BCVBA, independent registered public accounting firm, and PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firms as experts in auditing and accounting. KPMG (Avenue du Bourget/Bourgetlaan 40, 1130 Brussels, Belgium) is a member of the Institut des Réviseurs d’Entreprises/Instituut der Bedrijfsrevisoren. PricewaterhouseCoopers LLP (800 Market Street, St. Louis, Missouri 63101) is a member of the American Institute of Certified Public Accountants.

The audited financial statements of the Anheuser-Busch U.S. Beer and Packaging reporting entities as of and for the year ended 31 December 2009 and the audited financial statement of Anheuser-Busch Companies Inc. as of 31 December 2008, which are not incorporated in this prospectus, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose reports thereon are incorporated into this prospectus. Such financial statements, to the extent they have been included in our financial statements, have been so included in reliance on the reports of such independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

The audited financial statements of Anheuser-Busch Companies, Inc. as of 31 December 2007 and 2006 and for each of the three years in the period ended 31 December 2007 which are incorporated in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Consents to the inclusion in this prospectus of such reports by KPMG and PricewaterhouseCoopers LLP have been filed as Exhibits 23.1 and 23.2 to the Form F-3, respectively.

EXPENSES

The following is a statement of the expenses (all of which are estimated) to be incurred by us in connection with a distribution of securities registered under this Registration Statement:

Securities and Exchange Commission registration fee		$(1)
Printing and engraving expenses	$40,000
Legal fees and expenses	$600,000
Accountants’ fees and expenses	$60,000
Trustee fees and expenses	$15,000
Total	$715,000

(1)

The Registrants are registering an indeterminate amount of securities under the Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of any additional registration fee until the time the securities are sold under the Registration Statement pursuant to a prospectus supplement.

PART II OF FORM F-3

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Group Coverage and Policy

As the parent company of the AB InBev Group, Anheuser-Busch InBev SA/NV has undertaken to indemnify its directors, officers and employees against any and all expenses (including, without limitation, attorney’s fees and any expenses of establishing a right to indemnification by Anheuser-Busch InBev SA/NV), judgments, fines, penalties, settlements and other amounts actually and reasonably incurred by any such director, officer and employee in connection with the defence or settlement of any proceeding brought (i) by a third party or (ii) by Anheuser-Busch InBev SA/NV or by shareholders or other third parties in the right of Anheuser-Busch InBev SA/NV. Such indemnification applies if, with respect to the acts or omissions of such director, officer and employee, he acted in good faith and in a manner he reasonably believed to be in the best interests of Anheuser-Busch InBev SA/NV and, in the case of a criminal action or proceeding, he had no reason to believe that his conduct was unlawful. For these purposes, “proceeding” refers to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative to which a director, officer or employee is a party or is threatened to be made a party by reason of the fact that he or she was a director or an agent of Anheuser-Busch InBev SA/NV or of one of its subsidiaries or by reason of anything done or not done by him in such capacity.

No determination in any proceeding by judgment, order, settlement or conviction or otherwise shall, of itself, create a presumption that such director, officer or employee did not act in good faith and in a manner which he reasonably believed to be in the best interests of Anheuser-Busch InBev SA/NV and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his or her conduct was unlawful.

In addition, we have a liability insurance policy that covers all past, present and future directors and officers of Anheuser-Busch InBev SA/BV and its subsidiaries, which are those entities in which it holds more than 50% of the voting rights, or of which it can individually, or under a shareholders’ agreement, appoint the board of directors. The insurance covers any damages such directors or officers are legally obliged to pay as a result of any claim against them. A “claim” for these purposes includes all requests against the directors and officers, including (i) a civil proceeding; (ii) a criminal proceeding; (iii) a formal administrative or regulatory proceeding; and (iv) a written request by a third party.

Delaware Registrants

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may, in its certificate of incorporation, eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides, in relevant part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Eligibility for indemnification in relation to an action or suit by or in the right of the corporation may be further subject to the adjudication of the Delaware Court of Chancery or the court in which such action or suit was brought. The determination regarding whether the indemnitee has met the applicable standard of conduct generally must be made by a majority of disinterested directors (or a committee thereof) or the stockholders, although indemnification is mandatory where the indemnitee is successful on the merits or otherwise in defense of the action. A corporation may advance the expenses incurred by an officer or director in defending against any action, suit or proceeding upon receipt of an undertaking by or on behalf such person to repay such expenses if it is ultimately determined that such person is not entitled to indemnification. The statute also provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 145(g) of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as such at any other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person under the DGCL.

The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

Anheuser-Busch InBev Worldwide Inc.

Anheuser-Busch InBev Worldwide Inc.’s Certificate of Incorporation provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Anheuser-Busch InBev Worldwide Inc. (or was serving at the request of Anheuser-Busch InBev Worldwide Inc. as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by Anheuser-Busch InBev Worldwide Inc. to the full extent authorized or permitted by Delaware law. The Certificate of Incorporation also provides that Anheuser-Busch InBev Worldwide Inc. may purchase and maintain insurance and may also create a trust fund, grant a security interest and/or use other means (including establishing letters of credit, surety bonds and other similar arrangements), and may enter into contracts providing for indemnification, to ensure full payment of indemnifiable amounts.

Anheuser-Busch Companies, Inc.

Anheuser-Busch Companies, Inc.’s Certificate of Incorporation provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Anheuser-Busch Companies, Inc. (or was serving at the request of Anheuser-Busch Companies, Inc. as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by Anheuser-Busch Companies, Inc. to the full extent authorized or permitted by Delaware law. The Certificate of Incorporation also provides that Anheuser-Busch Companies, Inc. may purchase and maintain insurance and may also create a trust fund, grant a security interest and/or use other means (including establishing letters of credit, surety bonds and other similar arrangements), and may enter into contracts providing for indemnification, to ensure full payment of indemnifiable amounts.

Belgian Registrants

Anheuser-Busch InBev SA/NV and Cobrew NV/SA are incorporated under the laws of Belgium. Under Belgian law, the directors of a company may be liable for damages to the company in case of improper performance of their duties. The directors of Anheuser-Busch InBev SA/NV and Cobrew NV/SA may be liable to us and to third parties for infringement of our articles of association or Belgian company law. Under certain circumstances, directors may be criminally liable.

Luxembourg Registrant

BrandBrew S.A is incorporated as a société anonyme under the laws of Luxembourg. Directors of a Luxembourg société anonyme may be held personally liable as directors for their acts in such capacity in the following circumstances: they can be held individually liable to the company, but not to third parties, for mismanagement; they can be held jointly and severally liable to the company and third parties for losses suffered resulting from a breach of the provisions of the law of 10 August 1915 on commercial companies, as amended, or of the articles of association of the company (unless they did not participate in the breach and brought the facts to the knowledge of the shareholders immediately upon becoming aware of such facts); and they can be held liable, to any other person, for tort as to damages only which are distinct from a damage that would be suffered by the company.

A Luxembourg company may be held liable for criminal offenses where a criminal action has been committed in the name and for the benefit of such company, by one of its legal or de facto representatives. As Luxembourg provisions do not exclude accumulation of liabilities, such representatives may also have their criminal liability withheld.

Luxembourg law does not contain provisions regarding the indemnification of directors and officers.

According to Luxembourg employment law, an employer may, under certain circumstances, be required to indemnify an employee against losses and expenses incurred by him in the execution of his duties under an employment agreement, unless the losses and expenses arise from the employee’s gross negligence or willful misconduct.

The articles of incorporation of BrandBrew S.A. contain the following indemnification provision (which, from a Luxembourg point of view, only applies for civil liability—as opposed to criminal liability) for directors and officers of these companies (the following is an unofficial translation):

“The Company shall indemnify any director or officer and their heirs, executors and administrators against expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of him being or having been director or officer of the Company, or, at the request of the Company, any other company of which the Company is a shareholder or creditor and by which he is not entitled to be indemnified, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for gross negligence or misconduct. In the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Company is advised by its legal counsel that the person to be indemnified is not guilty of gross negligence or misconduct. The foregoing right of indemnification shall not exclude other rights to which the persons to be indemnified pursuant to the Articles of Incorporation may be entitled.”

Item 9.	Exhibits

Number		Description

1.1	—	Form of Underwriting Agreement for debt securities.

4.1	—	Form of Indenture among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Form F-4 filed by Anheuser-Busch InBev SA/NV on 3 December 2009)

We will, upon request of the Securities and Exchange Commission, furnish copies of trust deeds and instruments relating to our other long-term debt instruments.

5.1	—	Opinion of Sullivan & Cromwell LLP, New York, New York, United States of America.

5.2	—	Opinion of Linklaters LLP, Brussels, Belgium, with respect to Anheuser-Busch InBev SA/NV.

5.3	—	Opinion of Linklaters LLP, Brussels, Belgium, with respect to Cobrew NV/SA.

5.4	—	Opinion of Linklaters LLP, Luxembourg, Luxembourg.

8.1	—	Opinion of Sullivan & Cromwell LLP, U.S. counsel for the Registrant, as to certain matters of U.S. taxation.

8.2	—	Opinion of Linklaters LLP, Luxembourg counsel to the Registrant, as to certain matters of Luxembourg taxation (included in Exhibit 5.3 above).

12.1	—	Calculation of Ratio of Earnings to Fixed Charges (included herein).

23.1	—	Consent of KPMG—Bedrijfsrevisoren / Réviseurs d’Entreprises.

23.2	—	Consent of PricewaterhouseCoopers LLP.

23.3	—	Consent of Sullivan & Cromwell LLP (included in Exhibits 5.1 and 8.1 above).

23.4	—	Consent of Linklaters LLP Brussels, Belgium (included in Exhibit 5.2 above).

23.5	—	Consent of Linklaters LLP, Brussels, Belgium (included in Exhibit 5.3 above).

23.6	—	Consent of Linklaters LLP, Luxembourg, Luxembourg (included in Exhibit 5.4 above).

24.1	—	Powers of Attorney of certain Directors and Officers of Anheuser-Busch InBev Worldwide Inc.

24.2	—	Powers of Attorney of certain Directors and Officers of Anheuser-Busch InBev SA/NV.

24.3	—	Powers of Attorney of certain Directors and Officers of BrandBrew S.A.

24.4	—	Powers of Attorney of certain Directors and Officers of Cobrew NV/SA.

24.5	—	Powers of Attorney of certain Directors and Officers of Anheuser-Busch Companies, Inc.

24.6	—	Powers of Attorney of Authorized Representative in the U.S.

25.1	—	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above.

Item 10.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under sub-section (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant, Anheuser-Busch InBev SA/NV, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Leuven, Belgium on the 21st day of September 2010.

ANHEUSER-BUSCH INBEV SA/NV

By:	/S/ BENOIT LOORE
	Name:	Benoit Loore
	Title:	Vice President, Legal Corporate and Compliance— Anheuser-Busch InBev SA/NV

By:	/S/ LIESBETH HELLEMANS
	Name:	Liesbeth Hellemans
	Title:	Senior Legal Counsel, Corporate Finance and Governance— Anheuser-Busch InBev SA/NV

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on the 21st day of September 2010.

Signature	Title

* Carlos Brito	Chief Executive Officer (principal executive officer)

* Felipe Dutra	Chief Financial Officer (principal financial officer and principal accounting officer)

August A. Busch IV	Member of the Board of Directors

* Jean-Luc Dehaene	Member of the Board of Directors

* Stéfan Descheemaeker	Member of the Board of Directors

* Peter Harf	Member of the Board of Directors

* Marcel Hermann Telles	Member of the Board of Directors

* Jorge Paulo Lemann	Member of the Board of Directors

Signature	Title

* Arnoud de Pret Roose de Calesberg	Member of the Board of Directors

* Grégoire de Spoelberch	Member of the Board of Directors

* Kees J. Storm	Member of the Board of Directors

* Roberto Moses Thompson Motta	Member of the Board of Directors

* Alexandre Van Damme	Member of the Board of Directors

* Carlos Alberto da Veiga Sicupira	Member of the Board of Directors

* Mark Winkelman	Member of the Board of Directors

*By:	/S/ BENOIT LOORE
	Name:	Benoit Loore
	Title:	Attorney-in-Fact

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of Anheuser-Busch InBev SA/NV, in Leuven, Belgium, on the 21st day of September 2010.

ANHEUSER-BUSCH INBEV SA/NV (Authorized Representative)
By:	*
	Name:	John Blood
	Title:	Vice-President, Legal
Anheuser-Busch InBev SA/NV

By:	/S/ BENOIT LOORE
Benoit Loore
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant, Anheuser-Busch InBev Worldwide Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Leuven, Belgium on the 21st day of September 2010.

ANHEUSER-BUSCH INBEV WORLDWIDE INC.
By:	/S/ BENOIT LOORE
	Name:	Benoit Loore
	Title:	Vice-President, Legal Corporate and Compliance
Anheuser-Busch InBev SA/NV

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 21st day of September 2010.

Signature	Title(s)

* David A Peacock	President and Chief Executive Officer (principal executive officer) and Chairman of the Board of Directors

* David Almeida	Vice-President, Finance (principal financial officer)

* Larry D. Baumann	Vice-President, Controller (principal accounting officer)

* Luiz Fernando Edmond	Member of the Board of Directors

* Gary L. Rutledge	Member of the Board of Directors

*By:	/S/ BENOIT LOORE
Benoit Loore
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant, Cobrew NV/SA, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Leuven, Belgium on the 21st day of September 2010.

COBREW NV/SA

By:	/S/ BENOIT LOORE
	Name:	Benoit Loore
	Title:	Vice-President, Legal Corporate and Compliance
Anheuser-Busch InBev SA/NV

By:	/S/ LIESBETH HELLEMANS
	Name:	Liesbeth Hellemans
	Title:	Senior Legal Counsel, Corporate Finance and Governance
Anheuser-Busch InBev SA/NV

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 21st day of September 2010.

Signature	Title(s)

* Gert Boulangé	Member of the Board of Directors

* Ann Randon	Member of the Board of Directors

* Jo Van Biesbroeck	Member of the Board of Directors

* Jean-Louis Van de Perre	Member of the Board of Directors

*By:	/S/ BENOIT LOORE
Benoit Loore
Attorney-in-Fact

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of Cobrew SA/NV, in Leuven, Belgium, on the 21st day of September 2010.

COBREW NV/SA (Authorized Representative)

By:	*
	Name:	John Blood
	Title:	Vice-President, Legal
Anheuser-Busch InBev SA/NV

*By:	/S/ BENOIT LOORE
Benoit Loore
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant, Brandbrew S.A., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Leuven, Belgium on the 21st day of September 2010.

BRANDBREW S.A.

By:	/S/ BENOIT LOORE
	Name:	Benoit Loore
	Title:	Vice-President, Legal Corporate and Compliance Anheuser-Busch InBev SA/NV

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 21st day of September 2010.

Signature	Title(s)

* Gert Magis	Member of the Board of Directors

* Jean-Louis Van de Perre	Member of the Board of Directors

* Ann Randon	Member of the Board of Directors

* Roberto Schuback	Member of the Board of Directors

*By:	/S/ BENOIT LOORE
Benoit Loore
Attorney-in-Fact

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of Brandbrew S.A., in Leuven, Belgium, on the 21st day of September 2010.

BRANDBREW S.A. (Authorized Representative)

By:	*
	Name:	John Blood
	Title:	Vice-President, Legal Anheuser-Busch InBev SA/NV

*By:	/S/ BENOIT LOORE
Benoit Loore
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant, Anheuser-Busch Companies, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Leuven, Belgium on the 21st day of September 2010.

ANHEUSER-BUSCH COMPANIES, INC.

By:	/S/ BENOIT LOORE
	Name:	Benoit Loore
	Title:	Vice-President, Legal Corporate and Compliance Anheuser-Busch InBev SA/NV

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 21st day of September 2010.

Signature	Title(s)

* David A Peacock	President, Chief Executive Officer (principal executive officer) and Chairman of the Board of Directors

* David Almeida	Vice-President, Finance (principal financial officer)

* Larry D. Baumann	Vice-President, Controller (principal accounting officer)

* Luiz Fernando Edmond	Member of the Board of Directors

* Gary L. Rutledge	Member of the Board of Directors

*By:	/S/ BENOIT LOORE
Benoit Loore
Attorney-in-Fact

INDEX TO EXHIBITS

Number		Description

1.1	—	Form of Underwriting Agreement for debt securities.

4.1	—	Form of Indenture among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Form F-4 filed by Anheuser-Busch InBev SA/NV on 3 December 2009)

We will, upon request of the Securities and Exchange Commission, furnish copies of trust deeds and instruments relating to our other long-term debt instruments.

5.1	—	Opinion of Sullivan & Cromwell LLP, New York, New York, United States of America.

5.2	—	Opinion of Linklaters LLP, Brussels, Belgium, with respect to Anheuser-Busch InBev SA/NV.

5.3	—	Opinion of Linklaters LLP, Brussels, Belgium, with respect to Cobrew NV/SA.

5.4	—	Opinion of Linklaters LLP, Luxembourg, Luxembourg.

8.1	—	Opinion of Sullivan & Cromwell LLP, U.S. counsel for the Registrant, as to certain matters of U.S. taxation.

8.2	—	Opinion of Linklaters LLP, Luxembourg counsel to the Registrant, as to certain matters of Luxembourg taxation (included in Exhibit 5.3 above).

12.1	—	Calculation of Ratio of Earnings to Fixed Charges (included herein).

23.1	—	Consent of KPMG—Bedrijfsrevisoren / Réviseurs d’Entreprises.

23.2	—	Consent of PricewaterhouseCoopers LLP.

23.3	—	Consent of Sullivan & Cromwell LLP (included in Exhibits 5.1 and 8.1 above).

23.4	—	Consent of Linklaters LLP, Brussels, Belgium (included in Exhibit 5.2 above).

23.5	—	Consent of Linklaters LLP, Brussels, Belgium (included in Exhibit 5.3 above).

23.6	—	Consent of Linklaters LLP, Luxembourg, Luxembourg (included in Exhibit 5.4 above).

24.1	—	Powers of Attorney of certain Directors and Officers of Anheuser-Busch InBev Worldwide Inc.

24.2	—	Powers of Attorney of certain Directors and Officers of Anheuser-Busch InBev SA/NV.

24.3	—	Powers of Attorney of certain Directors and Officers of BrandBrew S.A.

24.4	—	Powers of Attorney of certain Directors and Officers of Cobrew NV/SA.

24.5	—	Powers of Attorney of certain Directors and Officers of Anheuser-Busch Companies, Inc.

24.6	—	Powers of Attorney of certain Directors and Officers of Authorized Representative in the U.S.

25.1	—	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above.